Exhibit 4.4


                                   ONEIDA LTD.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                           (Established June 8, 1987)
                   Amended and Restated as of January 1, 2001

                                   ONEIDA LTD.
                          EMPLOYEE STOCK OWNERSHIP PLAN


                                Table of Contents

Article                                                                     Page

Article I - General............................................................1

Article II - Definitions.......................................................2

Article III - Participation...................................................14

Article IV - Employer Contributions...........................................16

Article V - Trust Fund........................................................17

Article VI - Allocation of Contributions......................................21

Article VII - Vesting.........................................................26

Article VIII - Retirement Benefits............................................29

Article IX - Death Benefit....................................................33

Article X - Beneficiaries.....................................................34

Article XI - Maximum Allocation...............................................36

Article XII - Rights and Options Concerning Distributed Shares................42

Article XIII - Administration.................................................44

Article XIV - Withdrawal of Employer; Transfers...............................49

Article XV - Amendment or Termination.........................................51

Article XVI - Qualified Domestic Relations Orders.............................53

Article XVII - Top-Heavy Requirements.........................................56

Article XVIII - Miscellaneous Limitations and Provisions......................63

                                   ONEIDA LTD.

                          EMPLOYEE STOCK OWNERSHIP PLAN

                                    ARTICLE I

                                     GENERAL

     1.1 Nature of the Plan. The purpose of the Plan is to encourage Employees to make and continue careers with the Company, and other Employers, by allowing Participants to obtain beneficial interests in the stock of the Company, as set forth herein and in the Trust adopted as a part of this Plan. The Plan is part of a floor offset arrangement with the Retirement Plan for Employees of Oneida Ltd., which was established by the Board of Directors of the Company on June 8, 1987.

     The Plan and Trust are intended to qualify as a stock bonus plan and trust which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, and as an Employee Stock Ownership Plan, as defined by Section 4975(e)(7) of the Code, designed to invest primarily in Shares.

     All Trust Fund assets acquired under the Plan as a result of Company contributions, income and other additions to the Trust Fund shall be administered, distributed, forfeited and otherwise governed by the provisions of the Plan.

     1.2 Name of the Plan and Trust. The Plan shall be known as the "Oneida Ltd. Employee Stock Ownership Plan" and the Trust established in connection with this Plan shall be known as the "Oneida Ltd. Employee Stock Ownership Trust."

     1.3 Effective Date of Amendment and Restatement. The Plan was originally established by the Board of Directors effective June 8, 1987. The Plan was amended and restated effective as of April 1, 1988 and as of January 1, 1989. Oneida Ltd. hereby amends and restates the Plan effective January 1, 2001 ("Effective Date"), unless another effective date is specifically stated. This amendment and restatement governs the rights of all Employees who earn an Hour of Service on or after the Effective Date. The rights of any former Employee who does not earn an Hour of Service on or after the Effective Date shall be governed by the provisions of the Predecessor Plan in effect when the former Employee terminated employment, unless otherwise provided in this Plan or required by law.

     1.4 Defined Terms. All capitalized terms used in this Plan shall have the meaning set forth in Article II, unless the context clearly indicates otherwise or such terms are not defined in Article II.

                                   ARTICLE II

                                   DEFINITIONS

     2.1 Account means the account (including any subaccounts established from time to time under each such account) maintained to record the interest of a Participant in the Trust Fund.

     2.2 Act means the Employee Retirement Income Security Act of 1974, as amended.

     2.3 Affiliate shall mean (a) a member of a "controlled group of corporations" or group of trades or businesses under common control (as defined in Code Section 414(b) and (c)) of which the Company is a member, (b) a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company, or (c) any other entity that must be aggregated with the Company pursuant to Code Section 414(o). The term "controlled group of corporations" has the meaning given in Code Section 1563(a), but determined without regard to Code Sections 1563(a)(4) and (e)(3)(C). Further, for purposes of applying the Code Section 415 limitations on benefits, Code Section 1563(a)(1) shall be applied by substituting the phrase "more than 50 percent" for the phrase "at least 80 percent," each place that phrase appears.

     2.4 Allocation Date means June 30 and December 31 of each Plan Year and any other date during the Plan Year specified by the Committee on which Shares are allocated and credited to Participants' Accounts pursuant to Section 6.1.

     2.5  Allocation Points means the points earned by a Participant pursuant to
Section 6.1.

     2.6 Alternate Payee means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of a Participant's benefit.

     2.7 Beneficiary means the beneficiary or beneficiaries designated by a Participant pursuant to Article X, or in the absence of a valid designation the person or estate specified in Article X, to receive the amount, if any, payable under the Plan upon the death of such Participant.

     2.8  Board of Directors shall mean the Board of Directors of the Company.

     2.9 Break in Service means a Plan Year during which an individual has not completed more than 500 Hours of Service, as determined by the Committee in accordance with the Regulations. Solely for purposes of determining whether a Break in Service has occurred, an individual shall be credited with the Hours of Service which such individual would have completed but for a maternity or paternity absence or a leave of absence taken in compliance with the Family and Medical Leave Act ("FMLA") (in any case in which such hours cannot be determined, eight Hours of Service per day of such absence shall be credited), as determined by the Committee in accordance with the Code and Regulations; provided, however, that the total Hours of Service so credited shall not exceed 501 hours, and that the individual shall timely provide the Committee with such information as it shall require. Hours of Service credited for a maternity, paternity, or FMLA absence shall be credited (1) in the Plan Year in which the absence began if such Hours of Service are necessary to prevent a Break in Service in such Plan Year or (2) in the following Plan Year. For purposes of this Section, maternity or paternity absence shall mean an absence from work by reason of the individual's pregnancy, the birth of the individual's child or the placement of a child with the individual in connection with the adoption of the child by such individual, or for purposes of caring for a child for the period immediately following such birth or placement.

     2.10 Code means the Internal Revenue Code of 1986, as amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

     2.11 Committee means the Employee Benefits Administrative Committee of the Company, appointed and acting in accordance with the terms of the Plan.

     2.12  Company means Oneida Ltd.

     2.13 Compensation means all compensation, including salary, wages, fees, commissions, bonuses and overtime pay, paid to a Participant for personal services actually rendered to the Employer, the Company or an Affiliate as reported on such Participant's Form W-2, and including the amount of any elective deferrals (a) contributed on behalf of such Participant to a cash or deferred arrangement maintained by the Employer or an Affiliate under Section 401(k) of the Code, (b) contributed on behalf of such Participant to a cafeteria plan maintained by the Employer or an Affiliate under Section 125 of the Code,
(c) beginning January 1, 1993, allocated on behalf of such Participant with respect to the Oneida Ltd. Deferred Compensation Plan for Certain Executive Employees, or (d) beginning January 1, 1998, allocated on behalf of such Particiapnt for qualified transportation fringe benefits under Code Section 132(f)(4) ((a) - (d) (collectively, "Elective Deferrals"); provided, however, that "Compensation" shall not include any amounts designated by the Employer, the Company or an Affiliate as payments toward or reimbursement of expenses and any amounts contributed by the Employer, the Company or an Affiliate pursuant to this Plan or any group insurance plan or other employee benefit plan and excludable from the Participant's gross income (other than Elective Deferrals).

          For Plan Years beginning after December 31, 1988 and before January 1, 1994, the Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000. This limitation shall be adjusted by the United States Secretary of the Treasury at the same time and in the same manner as amounts are adjusted under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990.

          For Plan Years beginning on or after January 1, 1994, the Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, or such other amount determined in accordance with Section 401(a)(17) of the Code. In determining the Compensation of a Participant prior to January 1, 1997 for purposes of this limitation, the rules of Section 414(q)(6) of the Code in effect for Plan Years beginning before January 1, 1997 shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted annual Compensation limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

          For the Plan Year during which an Employee first becomes a Participant, the term "Compensation" shall mean only Compensation earned after the date he satisfies the eligibility requirements to participate in the Plan.

     2.14 Computation Period means the six calendar months immediately apreceding the Allocation Date.

     2.15 Disability means an Employee's physical or mental incapacity to perform his assigned duties with the Employer, such that he is eligible to receive benefits under the long-term disability plan of the Employer. If an Employer does not have a long-term disability plan, an Employee of such Employer shall be treated as having a "Disability" if his incapacity would have qualified for benefits under the Company's long-term disability plan had he been an employee of the Company.

     2.16 Domestic Relations Order means any judgment decree or order (including approval of a property settlement) that (a) relates to the provision of child support, alimony payments or marital property rights to a spouse, child or other dependent of a Participant, and (b) is made pursuant to a state domestic relations law (including a community property law).

     2.17 Early Retirement shall mean retirement in accordance with the terms of
Section 8.2 hereof.

     2.18 Early Retirement Date shall mean the date specified in Section 8.2 hereof.

     2.19 Effective Date means January 1, 1989.

     2.20 Employee or Eligible Employee means a person who is an employee of an Employer other than Kenwood Silver Company, Inc., excluding any nonresident alien and any employee who is included in a unit of employees covered by a negotiated collective bargaining agreement which does not provide for his participation in the Plan. In addition, effective January 1, 1996, the term "Employee" or "Eligible Employee" shall include employees of Kenwood Silver Company, Inc. who are employed as Store Managers, District Managers or Regional Managers. A director an Employer is not eligible for participation in the Plan unless he is also an Employee in an eligible classification. Any Leased Employees shall be considered

Employees for the purposes specified in Code Section 414(n); however, Leased Employees shall not be eligible to participate in the Plan.

For purposes of the foregoing, the term "Employee" shall include only individuals who are treated by the Employer for payroll and employment tax purposes as common law employees. The term "Employee" shall not include: (a) any individual who performs services for the Employer as an independent contractor or any other non-employee classification; or (b) any individual who is treated by the Employer for payroll and employment tax purposes as a non-employee, but who is reclassified by a court of law or a regulatory body as a common law employee of the Employer.

     2.21 Employer means (a) the Company; (b) Kenwood Silver Company, Inc., effective January 1, 1996; or (c) any Affiliate, the board of directors or equivalent governing body of which shall adopt the Plan and Trust Agreement by appropriate action with the written consent of the Board of Directors. By its adoption of the Plan, an Employer shall be deemed to appoint the Company, the Committee and the Trustee its exclusive agent to exercise on its behalf all of the power and authority conferred by the Plan or by the Trust Agreement upon the Company. The authority of the Company, the Committee and the Trustee to act as such agent shall continue until the Plan is terminated as to the Employer and the relevant Trust Fund assets have been distributed by the Trustee as provided in Article XIV.

     2.22 Exempt Loan means any loan to the Plan or Trust not prohibited by
Section 4975(c) of the Code, including a loan which meets the requirements set forth in Section 4975(d)(3) of the Code and the Regulations promulgated thereunder, the proceeds of which are used to finance the acquisition of Shares or refinance such a loan.

     2.23 Funds means Fund A, Fund B and Fund C described in Section 5.3(b) hereof.

     2.24 Hours of Service means hours during which an individual performs Service (or is treated as performing Service) and which are described in (a)-(c) below.

          a. Each hour for which the individual is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the individual for the computation period in which the duties are performed.

          b. Each hour for which the individual is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this subsection (b) for any single continuous period (whether or not such period occurs in a single computation period).

          c. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under subsection(a) or (b) above, as the case may be, and under this subsection (c). These hours will be credited to the individual for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. When computing the hours in (a)-(c), the following special requirements shall apply:

             i. For eligibility and vesting purposes, Hours of Service shall also be credited for employment with an Affiliate.

             ii. In this definition, the term "computation period" means the Plan Year, with the following exception. To the extent that a "Year of Service" is defined as a different period for eligibility purposes, that period shall be considered a computation period in crediting Hours of Service for eligibility.

             iii. An individual for whom hours are not normally kept shall receive credit for each pay period that the individual performs one Hour of Service under the conditions described in subsection (a) or (b) above.

             iv. Hours under this Section will be calculated and credited pursuant to Section 2530.200b-2 of the United States Department of Labor Regulations which is incorporated herein by reference.

     2.25 IRS means the United States Internal Revenue Service.

     2.26 Investment Manager means the individuals or entities appointed in accordance with Section 13.1.

     2.27 Key Employee shall mean an employee within the meaning of Code Section 416(i). As further set forth in that Code Section, any Employee, former Employee or Beneficiary will be considered a Key Employee if, for the Plan Year that contains the Determination Date or any of the four preceding Plan Years, the employee is:

          a. an officer (within the meaning of Code Section 416(i)) having "annual a compensation" from the Employer greater than 50 percent of the defined benefit dollar limitation in effect under Code Section 415(b)(1)(A) for any such Plan Year;

          b. an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer, who has "annual compensation" from the Employer greater than the dollar limitation in effect under Code Section 415(c)(1)(A) (currently $30,000);

          c. a five percent owner of the Employer; or

          d. a one percent owner of the Employer with "annual compensation" from the Employer of more than $150,000.

For purposes of this definition, "annual compensation" means Limitation Year Compensation, plus any amounts contributed by the Employer pursuant to a salary reduction agreement, which are excludable from the Employee's gross income under
Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code. For purposes of determining who is a Key Employee, the benefit of an employee who has not performed any services for the Employer during the five year period ending on the determination date shall be excluded. If an Employee returns after the five year period, such Employee's total benefit shall be included in determining the Top-Heavy ratio.

     2.28 Leased Employee shall mean any person (other than one who is an employee without regard to a leasing arrangement) who performs services pursuant to an agreement between the Employer and a leasing organization if:

          a. the services have been performed for the Employer or for the Employer and related persons (determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year;

          b. for Plan Years that begin prior to January 1, 1997, the services are of a type historically performed by employees in the business field of the recipient Employer; and

          c. for Plan Years that begin on or after January 1, 1997, the service are performed under the primary direction or control of the recipient Employer.

     2.29 Limitation Year shall mean the calendar year.

     2.30 Limitation Year Compensation shall mean wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding the following:

          a. Employer contributions to a plan of deferred compensation, which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan (described in Code Section 408(k)) to the extent such contributions are not includible in the gross income of the Employee, or any distributions from a plan of deferred compensation;

          b. amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          c. amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          d. other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the employee's gross income).

Notwithstanding the foregoing, for Limitation Years that begin after December 31, 1996, a Participant's Limitation Year Compensation shall include any elective deferrals (as defined in Code Section 402(g)) of the Participant and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Section 125, 132(f)(4) or 457.

     2.31 Non-Key Employee means an Employee who is not a Key Employee.

     2.32 Normal Retirement shall mean retirement pursuant to Section 8.1 hereof.

     2.33 Normal Retirement Date shall mean the date specified in Section 8.1 hereof.

     2.34 Participant means any Employee who participates in the Plan and any former Employee who is entitled to benefits under the Plan.

     2.35 Plan means the Oneida Ltd. Employee Stock Ownership Plan, as the same may be amended from time to time.

     2.36 Plan Year means the twelve-month period beginning on January 1 and ending on December 31.

     2.37 Predecessor Plan means the April 1, 1988 version of the Plan that is amended and restated by this document.

     2.38 Qualified Domestic Relations Order means a domestic relations order that creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits that would otherwise be payable with respect to a Participant under the Plan, and that meets the requirements described in Article XVI.

     2.39 Qualified Election means an election made by a Qualified Participant pursuant to Section 5.7 hereof.

     2.40 Qualified Election Period means the period beginning with the Plan Year in which the Participant first becomes a Qualified Participant and ending with the fifth successive Plan Year after the Participant has both attained age 55 and completed 10 years of participation.

     2.41 Qualified Participant means a Participant who has attained age 55 and completed 10 years of participation in the Plan.

     2.42 Regulations means the applicable regulations issued under the Code, the Act or other applicable law, by the IRS, the Department of Labor or any other governmental authority and any proposed or temporary regulations or rules promulgated by such authorities pending the issuance of such regulations.

     2.43 Retirement means Normal Retirement or Early Retirement.

     2.44 Retirement Date means Normal Retirement Date or Early Retirement Date.

     2.45 Retirement Plan means the Retirement Plan for Employees of Oneida Ltd., as it may from time to time be amended.

     2.46 Service means employment (whether or not as an Employee) with the Company, an Employer or an Affiliate. Under Committee rules uniformly applicable to all Employees similarly situated, and in accordance with the Regulations (including Sections 2530.200-2(b) and (c) of the Labor Department Regulations), Service includes (a) periods of vacation, (b) periods of paid layoff, (c) periods of absence authorized by the Company for sickness, temporary disability or personal reasons, (d) if and to the extent required by the Uniformed Services Employment and Reemployment Rights Act, Military Selective Service Act or any other Federal law, service in the Armed Forces of the United States, and (e) such other periods as specified in such rules. Service may also include any period of a Participant's prior employment by any organization upon such terms and conditions as specified in Committee rules and subject to any required IRS approval.

     2.47 Shares means the voting common stock issued by the Company.

     2.48 Spouse (Surviving Spouse) means the spouse or surviving spouse of an Employee or former Employee; provided that a former spouse shall be treated as the Spouse to the extent provided by a Qualified Domestic Relations Order.

     2.49 Suspense Subfund means the subfund established under Section hereof as part of the Trust Fund to hold Shares purchased with the proceeds of an Exempt Loan pending the allocation of such Shares to individual Accounts.

     2.50 Super Top-Heavy Plan shall mean a plan for which the Top-Heavy Ratio exceeds 90 percent. As stated in Article XVII, for Plan Years that begin before January 1, 2000, if the Plan is Super Top-Heavy and the Employer has also maintained a defined benefit plan, the denominators in the Defined Benefit Fraction and the Defined Contribution Fraction (defined in Article XI) must be reduced when calculating the Maximum Retirement Benefit for individuals who have participated in both plans.

     2.51 Terminated Plan means the Pension Plan of Oneida Ltd. (U.S.A.).

     2.52 Top-Heavy shall mean the status of the Plan when it is a Top-Heavy Plan (or a Super Top-Heavy Plan).

     2.53 Top-Heavy Plan shall mean a plan, for any plan years beginning after December 31, 1983, if any of the following conditions exist:

          a. If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of a "Required Aggregation Group" or "Permissive Aggregation Group" (defined in Article XVII) of plans;

          b. If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent; or

          c. If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

     2.54 Top-Heavy Ratio shall mean:

          a. If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the five year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five year period ending on the Determination Date(s)), both computed in accordance with Code Section 416 and the Regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the Regulations thereunder.

          b. If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with subsection (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit, made in the five year period ending on the Determination Date.

          c. For purposes of subsections (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the twelve month period ending on the Determination Date, except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant: (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, and any rollover or transfer contributions are taken into account will be made in accordance with Code
Section 416 and the Regulations thereunder. If any deductible employee contributions were made to the Plan, they will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer; or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

     2.55 Top-Heavy Rules shall mean the rules under Code Section 416 and implementing Regulations that will be applicable if the Plan is a Top-Heavy Plan for any Plan Year beginning after December 31, 1983.

     2.56 Transfer Account means the suspense account created pursuant to
Section 6.7(b) hereof.

     2.57 Transfer Amount means an amount described in Section 6.7 which is transferred to the Plan.

     2.58 Trust means the Oneida Ltd. Employee Stock Ownership Trust, created by the Trust Agreement.

     2.59 Trust Agreement means the agreement by and between the Company and the Trustee, as said Agreement may from time to time be amended.

     2.60 Trustee means each and every person serving as a trustee under the Trust Agreement.

     2.61 Trust Fund means all cash and securities and all other assets deposited with or acquired by the Trustee in its capacity as such hereunder, together with accumulated income.

     2.62 Valuation Date means the first day of each fiscal quarter during the Plan Year and any other date during the Plan Year specified by the Committee on which the assets of the Trust Fund are valued, as prescribed by Section 5.6 hereof.

     2.63 Vested Interest means the portion of a Participant's Account which has become nonforfeitable pursuant to Sections 7.1, 7.3 and 17.4.

     2.64 Year of Credited Service means (a) a "Benefit Year" of an individual (as such term is defined in the Terminated Plan) prior to June 8, 1987 which was recognized under the Terminated Plan, and (b) a period of 12 consecutive months of Service with the Employer as an Employee (or months during which an individual is treated as performing "Service" with the Employer as an Employee) commencing on or after June 8, 1987, provided, however, no Employee shall be granted double credit for the same period of Service. As applied to Employees of Kenwood Silver Company, Inc., this definition will result in no Years of Credited Service being credited for any period prior to January 1, 1996 while such an Employee. For purposes of determining Years of Credited Service after June 8, 1987, fractions of a Year of Credited Service shall be determined by the Committee in accordance with the Regulations on the basis of a full month for each month during which an individual performs (or is treated as having performed) Service with the Employer as an Employee. No more than one Year of Credited Service shall be credited with respect to any Plan Year.

     2.65 Year of Service means

          a. with respect to an Employee who becomes a Participant on or after April l, 1988, (i) a "Year of Vesting" of an individual (as such term is defined in the Terminated Plan) prior to June 8, 1987 which is recognized under the Terminated Plan, and (ii) any Plan Year commencing on or after June 8, 1987 during which an individual completed at least 1,000 Hours of Service, and

          b. with respect to any Employee who was a Participant prior to April 1, 1988, for purposes of determining such Participant's Vested Interest and Early Retirement Date, (x) each full year of Vesting Service (as defined in the Plan prior to April 1, 1988) credited to the Participant as of April 1, 1988, and (y) commencing on or after April 1, 1988, any Plan Year during which the Participant completed at least 1,000 Hours of Service, and the Participant shall receive credit, in the Plan Year ending December 31, 1988, equal to 190 Hours of Service for each month included in any fractional part of a year of Vesting Service (as so defined) credited to the Participant as of April 1, 1988.

For purposes of clause (a) above, an Employee will be credited with a full Year of Service for the Plan Year ending December 31, 1987 if such Employee has at least 1,000 Hours of Service during the calendar year 1987, provided, however, that no Employee shall be granted double credit for the same period of Service. In addition, if an Employee does not complete 1,000 Hours of Service during the Plan Year in which his Service commences but does complete at least 1,000 Hours of Service during the 12-consecutive month period beginning on the date his Service commenced, as determined by the Committee, then, for purposes of determining when such Employee shall commence participation in the Plan as provided in Article III, he shall be credited with a Year of Service for such 12-consecutive month period.

          The masculine pronoun wherever used herein shall include the feminine, the singular shall include the plural, and vice versa, unless qualified by the context. In addition, wherever used herein (except as is otherwise apparent from the context) the words "day", "week", "month" and "year" shall refer to the calendar day, week, month and year.

                                      -13

                                   ARTICLE III

                                  PARTICIPATION


     3.1  Commencement of Participation.

          a. An Eligible Employee who was both an Eligible Employee and had completed one Year of Service as of June 8, 1987 shall be enrolled as a Participant as of that date. Each Employee not eligible to become a Participant on June 8, 1987 and each person who becomes an Employee after June 8, 1987 shall become a Participant on the first day of the month next following the date on which such Employee completes one Year of Service (provided he or she is an Employee on such date), except as provided in subsection (b).

          b. Store Managers, District Managers and Regional Managers of Kenwood Silver Company, Inc. are first eligible to participate in the Plan on January 1, 1996. The participation of such an Employee shall begin on that date, if he is an Employee on such date and already has completed a Year of Service with Kenwood Silver Company, Inc. (or other Affiliate). Otherwise, the participation of such an Employee shall begin after the Year of Service requirement is satisfied, in accordance with subsection (a).

     3.2 Participation and Adjustments. The Committee shall take any necessary or appropriate action to ensure that each Employee eligible to become a Participant under this Article III becomes a Participant and, if it is determined that such an Eligible Employee has for any reason not been made a Participant in the Plan or an administrative adjustment is required, each employee shall retroactively become a Participant or such administrative adjustment shall be made. The Account of an Employee who retroactively becomes a Participant or for whom an administrative adjustment is made shall, upon becoming a Participant or upon such adjustment, consist solely of the aggregate amount of contributions which would have been allocated to his Account had he become a Participant when first eligible.

     3.3 Duration. The participation of a Participant shall end when no further benefits are payable to him or on his account under the Plan. The participation of a Participant who, without at least 5 consecutive Breaks in Service, ceases to be an Eligible Employee shall not end solely on account thereof; provided, however, that, notwithstanding any other provision of the Plan, no contributions shall be made for the benefit of, and no contributions or forfeitures shall be allocated, added or otherwise credited to the Account of, such a Participant in the Plan on or after the date on which he has a termination of Service or otherwise ceases to be an Eligible Employee and before the first day of the Plan Year coincident with or preceding the date, if any, on which he performs an Hour of Service as an Eligible Employee.

     3.4 Reemployment. If an Employee without any Vested Interest in his Account incurs a Break in Service and if the number of consecutive one-year Breaks in Service so incurred equals or exceeds the greater of 5 or his aggregate number of Years of Service prior to such Break in Service (excluding any Years of Service previously disregarded under this

Section), then, in the event he returns to Service, he shall be treated as a new Employee for all purposes of the Plan. If an Employee returns to Service after a Break in Service and is not treated as a new Employee hereunder, then any amounts standing to his credit at the time of such termination of Service which were forfeited by him pursuant to Section 7.1 shall be reinstated, if necessary by additional Employer contributions, and shall be distributed upon his subsequent termination of Service in accordance with the applicable Plan provisions (without regard to the prior termination of Service). If the Employee is treated as a new Employee hereunder, there shall be no reinstatement of any amounts forfeited by him pursuant to the vesting schedule under Section 7.1.

          If an Employee returns to Service after a Break in Service and is not treated as a new Employee hereunder, then his Hours of Service shall be immediately reinstated. If he had fulfilled the Service requirements of Section
3.1 at the time of his prior termination, but had not yet become a Participant, he shall become a Participant on the first day of the month coincident with or following the day he first performs an Hour of Service as an Employee following such Break in Service. If he had not fulfilled such Service requirements at the time of his termination, he shall become a Participant as provided in Section
3.1. If he was a Participant at the time of his prior termination, and is a Participant at the time of his reemployment, he shall participate in the Plan immediately upon reemployment.

     3.5  Eligibility Based on Service in Ineligible Classification.

          a. If an Employee who had not been in an eligible class of employees of the Company or an Affiliate becomes a member of such a class, his eligibility to participate in the Plan shall be determined in accordance with the above provisions of this Article, counting service in the ineligible classification.

          b. An individual who ceases to be a Participant because he is no longer in an eligible class of employees, but who has not incurred a Break in Service, shall become eligible to participate in the Plan immediately upon returning to an eligible class of employees. If this individual incurs a Break in Service, eligibility will be determined pursuant to Section 3.2.

                                   ARTICLE IV

                             EMPLOYER CONTRIBUTIONS

     4.1  Contributions to Trust Fund.

          a. Subject to Article XI hereof, each Employer shall contribute to the Trust Fund for each Plan Year such sum as the Board of Directors may, in its sole discretion, determine, which sum may be zero. Any Employer may contribute all or part of the entire amount due on behalf of one or more other Employers and charge the amount thereof to the Employer responsible therefor. In any Plan Year, the contribution on behalf of the Participants who are Eligible Employees of an Employer, when expressed as a percentage of the aggregate Compensation of such Participants, may, but need not be, the same as the contribution on behalf of the Participants who are Eligible Employees of another Employer. The contribution under this Section 4.1 for any given Plan Year shall be paid to the Trustee not later than the due date (including any extensions thereof) for filing the Employer's federal income tax return for its taxable year on account of which such contribution was made.

          b. All or part of the contributions made under Section 4.1(a) hereof may be applied to repay any outstanding Exempt Loan. The Committee may direct or determine the proportions of such contributions which are applied to repay each such Exempt Loan.

          c. All or part of the contributions made under Section 4.1(a) hereof may be used to purchase Shares allocated to the Account of any Participant or Beneficiary in order to make a distribution under Article VIII or IX hereof to such Participant or Beneficiary or to permit part of a Participant's Account to be invested in one of the optional forms of investment pursuant to Section 5.7 hereof.

     4.2 No Participant Contributions. No Participant shall be allowed to contribute to the Trust Fund.

     4.3 Company Not Responsible for Adequacy of Trust Fund. Except as required by applicable law, neither the Board of Directors, any Employer, the Committee, any member of the Committee nor any Trustee shall be responsible for the adequacy of the Trust Fund to meet and discharge Plan liabilities.

     4.4 Conditions of Contributions. All contributions by an Employer are conditioned upon the qualification of the Plan under Section 401(a) of the Code and upon their deductibility under Section 404 of the Code.

                                    ARTICLE V

                                   TRUST FUND

     5.1 Plan Assets. The Company has entered into the Trust Agreement providing for the establishment of a Trust to hold the assets of the Plan. All contributions shall be paid over to the Trustee and held pursuant to the provisions of the Plan and the Trust Agreement.

     5.2 Accounts. a Participant's interest in the Trust Fund shall be reflected in his Account. One or more subaccounts may be established under each Participant's Account for such purposes as the Committee deems appropriate. Notwithstanding the foregoing, the Trust Fund shall be treated as a single trust for purposes of investment and administration, and nothing contained herein shall require a physical segregation of assets for any Account.

     5.3  Investment of Trust Fund.

          a. The Trust Fund shall be invested primarily in Shares. Subject to the foregoing limitation, the Trust Fund may also be invested in (i)cash or cash equivalent investments held (A) for the limited purpose of making Plan distributions to Participants, (B) pending the investment of contributions or other cash receipts in Shares or in the Funds, or (C) to enable the Committee or Trustee to repay an Exempt Loan, or (ii)in the Funds as provided in Section 5.3(b) below. Neither the Board of Directors, any Employer, the Committee, any member of the Committee nor any Trustee shall have any responsibility or duty to time any transaction involving Shares in order to anticipate market conditions or changes in stock value, nor shall any such Board of Directors, Employer, Committee, member of the Committee or Trustee have any responsibility or duty to sell Shares held in the Trust Fund (or otherwise to provide investment management for Shares held in the Trust Fund) in order to maximize return or minimize loss unless such person or entity has been appointed an Investment Manager pursuant to Section 13.1. The Committee may direct the Trustee to have the Plan enter into one or more Exempt Loans to finance the acquisition of Shares. Employer contributions made in cash, and other cash received by the Trustee, may be used to acquire Shares from shareholders of the Company or directly from the Company.

          b. The Trustee shall cause to be established and maintained three Funds, to be designated, respectively, Fund A, Fund B and Fund C. Trust Funds shall be invested in Fund A, Fund B and Fund C to the extent necessary to carry out the purpose of Section 5.7.

             i. Fund A (Guaranteed Investment Contract). Sums received for investment in Fund A shall be invested in a guaranteed investment contract issued by an insurance company.

             ii. Fund B (Money Market Fund). Sums received for investment in Fund B shall be invested in money market instruments having maturities deemed appropriate.

             iii. Fund C (Equity Fund). Sums received for investment in Fund C shall be invested primarily in equity investments, common stocks, preferred stocks (including convertible preferred stocks) and bonds of corporations other than the Company and its subsidiaries. Such investments may be made directly or through any medium that the Committee, the Trustee or any Investment Manager deems appropriate. Interest, dividends and other distributions received and gains realized on securities or other property held in Fund C shall be similarly invested.

     5.4  Exempt Loans.

          a. The terms of any Exempt Loan shall comply with the applicable requirements of the Regulations.

          b. Any Exempt Loan must be primarily for the benefit of Participants and their Beneficiaries.

          c. Notwithstanding any other provision of the Plan, all proceeds of an Exempt Loan shall be used, within a reasonable time after receipt by the Trust Fund, for the following purposes:

             i.   To acquire Shares;

             ii.  To repay the same Exempt Loan; or

             iii. To repay any previous Exempt Loan.

     5.5 Legal Limitation. The Committee shall not be required to engage in any transaction, including, without limitation, directing the purchase or sale of Shares, which it determines in its sole discretion might tend to subject itself, its members, the Plan, any Employer, or any Participant to liability under federal or state laws.

     5.6  Accounting and Valuations.

          a. The fair market value of the assets of the Trust Fund shall be determined as of each Valuation Date, in accordance with generally accepted valuation methods and practices, including, but not limited to, in the case of Shares, the use of one or more independent investment bankers or appraisers.

          b. The value of a Participant's Account as of any Valuation Date shall equal the sum of:

          i. The aggregate value (as determined under subsection (a) of all Shares and dividends on Shares previously allocated to such Participant's Account as of the Allocation Date coinciding with such Valuation Date;

          ii. Dividends received during the Plan Year on Shares, to the extent that the Committee determines in accordance with Section 5.6(c) to allocate such dividends to Participants' Accounts;

          iii. Such Participant's allocable share (determined in accordance with the rules set forth in Section 6.4 and Section 6.7 for determining Participants' allocable shares of Shares released from the Suspense Subfund and the Transfer Account) of the earnings, if any, on all amounts contributed to the Trust Fund for purposes other than the repayment of an Exempt Loan; and

          iv. The value of such Participant's interest, if any, in Fund A, Fund B, and Fund C.

          c. Subject to Section 6.6, dividends payable with respect to Shares held by the Trust Fund, whether or not allocated to Participants' Accounts, may, in the sole discretion of the Committee and to the extent permitted by the Code and Regulations, (i) be paid out currently to Participants or Beneficiaries as provided below, (ii) be reinvested in Shares and allocated to Participants or Beneficiaries as provided below, or (iii) in the case of dividends payable on Shares which are not allocated to Participants' Accounts, be used for the purpose of repaying one or more Exempt Loans. To the extent dividends are paid out currently or are reinvested in Shares, dividends paid on Shares previously allocated to a Participant or Beneficiary shall be allocated to that Participant or Beneficiary and dividends paid on unallocated Shares shall be allocated to Participants and Beneficiaries in proportion to the Shares allocated to their Accounts. Cash dividends which are paid to the Participants or Beneficiaries may be paid directly by the Company or may be paid by the Trustee within 90 days after the end of the Plan Year during which the dividends are received by the Trustee.

          d. The Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts in accordance with provisions of the Plan. From time to time, the Committee may modify its accounting procedures.

     5.7  Diversification of Investments.

          a. Election by Qualified Participant. Each Qualified Participant shall be permitted to direct the Plan as to the investment of 25 percent of the value of such Participant's Account, within 90 days after the last day of each Plan Year during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of 50 percent of the value of his Account. Notwithstanding the foregoing, if the fair market value of Company Stock allocated to the Account of a Qualified Participant is $500 or less as of the Valuation Date immediately preceding the first day on which a Qualified Participant is eligible to make a diversification election under this Section 5.7, then the Qualified Participant shall not be entitled to make an election under this Section 5.7.

          b. Method of Directing Investments. The Qualified Participant's direction shall be provided to the Committee in writing, shall be effective no later than 90 days after the period during which the election may be made, and shall specify which of Fund A, Fund B or Fund C the Participant selects.

          c. Failure to Make a Qualified Election. If a Qualified Participant fails to make a Qualified Election in accordance with the terms of this Section 5.7, the Participant's entire account shall be invested in Shares in accordance with the terms of the Plan.

          d. To the extent permitted by applicable provisions of the Code and the Regulations (including, without limitation, Section 4980(c) of the Code), and subject to Section 5.3(a) hereof, the Committee may establish procedures by which a Participant may direct the Plan as to the allocation of directed amounts among Fund A, Fund B and Fund C, and to the transfer of funds between Fund A, Fund B and Fund C.

          e. It is intended that the provisions of this Section 5.7 shall be applied and construed in a manner consistent with the requirements and provisions of Section 401(a)(28) of the Code and the Regulations promulgated thereunder.

                                   ARTICLE VI

                           ALLOCATION OF CONTRIBUTIONS

     6.1  Allocation of Contributions.

          a. The Account maintained for each Participant will be credited as of each Allocation Date with an allocable share of (i) Shares purchased by the Trust Fund using cash contributed by or on behalf of such Participant's Employer, (ii) Shares released from the Suspense Subfund pursuant to Section 6.3 and allocable to the contribution made by or on behalf of such Participant's Employer pursuant to Section 6.4, and (iii) Shares allocated in accordance with the provisions of Section 6.7. The allocation of contributions of each Employer as of any Allocation Date shall be made only to the Accounts of those Participants who were employed as Employees of the Employer throughout the last payroll period ending on or before the Allocation Date.

          b. For purposes of Section 6.1(a)(i), Shares purchased by the Trust Fund for a Plan Year shall be considered purchased with cash contributed by or on behalf of an Employer in the same proportion that the cash contributed by or on behalf of such Employer bears to the total contributions made by or on behalf of all Employers for the Plan Year. Shares purchased using cash contributed by or on behalf of an Employer shall be allocated among Participants employed by such Employer in the same proportion that the Allocation Points as of the Allocation Date that each such Participant bears to the total Allocation Points as of such Allocation Date that all such Participants earned while Eligible Employees of such Employer entitled to an allocation under this Section 6.1 as of such Allocation Date.

          c. The number of Allocation Points earned by an Employee as of any Allocation Date shall equal the product of (i) and (ii) below determined as follows:

          i. the Compensation earned by the Employee during the Computation Period ending on the Allocation Date in question shall be multiplied by

          ii. the sum of the following:

              A.   3%, plus

              B.   0.15% multiplied by the Participant's Years of Credited
                  Service as of such Allocation Date.

          d. Allocations of Shares shall be expressed in terms of numbers of whole and fractional interests in Shares.

          e. Notwithstanding the foregoing, as of the date of the first purchase of Shares by the Trust Fund, or the first release of Shares from the Suspense Subfund, resulting from cash contributed by or on behalf of an Employer, the Account maintained for each

Participant employed by such Employer will be credited with his allocable share of such Shares so purchased or released. For purposes of this Section 6.1(e), the Shares so purchased or released shall be allocated among Participants so employed by such Employer in the same proportion that the Compensation for the portion of the Plan Year ending on the date of such allocation that each such Participant has earned bears to the total Compensation for such portion of the Plan Year that all such Participants earned while Eligible Employees of such Employer.

     6.2 Suspense Subfund. Shares acquired by the Trust Fund through an Exempt Loan shall be added to and maintained in the Suspense Subfund and shall thereafter be released from the Suspense Subfund and allocated to Accounts of Participants as provided in Sections 6.1(e), 6.3 and 6.4.

     6.3  Release from Suspense Subfund.

          a. Shares acquired for the Trust Fund with the proceeds of an Exempt Loan shall be released from the Suspense Subfund as the Exempt Loan is repaid in accordance with the requirements and provisions of Treasury Regulation Sections 54.4975-7(b)(8) and 54.4975-11(c) and any successor Regulations thereto.

          b. If at any time there is more than one Exempt Loan outstanding, then separate accounts may be established under the Suspense Subfund for each such Exempt Loan. Each Exempt Loan for which a separate account is maintained may be treated separately for purposes of the provisions governing the release of Shares from the Suspense Subfund under this Section 6.3 and for purposes of the provisions governing the application of Employer contributions to repay an Exempt Loan under Section 4.1.

            c. Except as otherwise provided in Section 6.7, all Shares released from the Suspense Subfund during any Plan Year shall be allocated among Participants as prescribed by Section 6.4.

     6.4 Allocation of Shares Released from Suspense Subfund. Except as otherwise provided in Section 6.7, Shares released from the Suspense Subfund in accordance with Section 6.3 shall be held in the Trust Fund on an unallocated basis until allocated by the Committee as of the Allocation Date following the date of such release. If, but for this sentence, the next Allocation Date following such release of Shares would fall in the next Plan Year, then such Shares shall be allocated as of the last day of the Plan Year in which released from the Suspense Subfund, and such last day shall be considered an Allocation Date for all purposes of the Plan. The allocation of such Shares among the Accounts of Participants shall be made among the Accounts of those Participants who were employed as Employees throughout the last payroll period ending on or before the Allocation Date on which such Shares are allocated. Shares released from the Suspense Subfund and allocable to the contributions made by or on behalf of an Employer shall be allocated to the Accounts of such Eligible Employees of such Employer in the same manner provided in Section 6.1(b) hereof. The total Shares allocable to the contribution of any Employer as of any Allocation Date shall be the number of Shares which bears the same ratio to the total Shares released from the Suspense Subfund since the preceding Allocation Date as the contribution made by or on behalf of such Employer for the said period bears to the total contributions for the said period made by or on behalf of all Employers. All Shares in the Trust Fund, other than Shares held in the Suspense Subfund or the Transfer Account as of an Allocation Date, must be allocated to Accounts as of the Allocation Date.

     6.5 Limitations on Allocations to Certain Participants. Notwithstanding any other provisions of this Article VI:

          a. If more than one-third of the total allocations to Participants' Accounts with respect to a Plan Year would, pursuant to Sections 6.1, 6.4 and 6.7, be allocated, in the aggregate, to the Accounts of Participants who are highly compensated employees (within the meaning of Code Section 414(q)), then the allocations to the Accounts of such Participants shall be reduced, pro rata, in an amount sufficient to reduce the amounts allocated to the Accounts of such Participants to an amount not in excess of one-third of the total allocations to Participants' Accounts with respect to such Plan Year; and

          b. Any Shares which are prevented from being allocated due to the restriction contained in Section 6.5(a) shall be allocated as of the Allocation Date pursuant to Sections 6.1 and 6.4 as though such highly compensated Participants did not participate in the Plan.

     6.6 Stock Dividends, Splits, Recapitalizations, Etc. Any Shares received by the Trustee as a result of a stock split, dividend, conversion, or as a result of a reorganization or other recapitalization of the Company shall be allocated as of the day on which the Shares are received by the Trustee in the same manner as the Shares to which they are attributable are then allocated.

     6.7  Transfer of Assets Under Section 4980(c)(3) of the Code. This Section
6.7 shall apply to any amount which is transferred to the Plan (the "Transfer Amount") from any other employee benefit plan qualified under Sections 401(a) and 501(a) of the Code (the "Transferor Plan") prior to January 1, 1989 or after December 31, 1988 from a Transferor Plan which terminates after March 31, 1985 and prior to January 1, 1989, which would be considered an "employer reversion" under Section 4980(c)(2) of the Code, but for the application of Section 4980(c)(3) of the Code, if at least half of the participants of the Transferor Plan (as of the date the notice of intent to terminate the Transferor Plan is filed with the Pension Benefit Guaranty Corporation but excluding any participant not actively employed as of the date during which any allocation of Shares attributable to the Transfer Amount first occurs) are also Participants in the Plan (as of the close of the Plan Year in which the transfer occurs).

          a. The Transfer Amount shall be used to purchase Shares or repay an Exempt Loan, within 90 days after the transfer of the Transfer Amount (or such longer period as may be provided in Regulations promulgated under Code Section 4980(c)), as shall be directed by the Committee. If the Transfer Amount is used to repay an Exempt Loan, shares shall be released from the Suspense Subfund and shall be allocated as provided in Section 6.7(b) below.

          b. Shares acquired with the Transfer Amount (including any Shares released from the Suspense Subfund as a result of the transfer) shall be allocated in accordance with this Section 6.7(b).

             i. The Committee shall designate the amount to be allocated in the Plan Year in which the transfer occurs. The amount allocated in the Plan Year in which the transfer occurs shall not be less than the lesser of (A) the maximum amount allowable under Section 415 of the Code or (B) 1/7th of the total number of Shares acquired with the Transfer Amount. The amount which the Committee designates as the amount to be allocated in the Plan Year in which such transfer occurs shall be allocated on the next Allocation Date following such transfer; provided, however, that if the next regular Allocation Date falls in the following Plan Year or is more than ninety days after the date of such transfer then the Committee shall specify another Allocation Date which is in the same Plan Year in which the said transfer occurred and which is within ninety days after the date of such transfer and the amount so designated shall be allocated on such earlier Allocation Date.

             ii. The portion of the Transfer Amount which is not allocated in the Plan Year in which the transfer occurs shall be credited to a suspense account (the "Transfer Account") and released from such Transfer Account and allocated to Participants' Accounts ratably over the next six Plan Years. Such allocations shall occur on each Allocation Date falling on June 30 and December 31 during such six Plan Years.

             iii. The allocation of Shares among the Accounts of Participants pursuant to Subsections 6.7(b)(i) and (ii) above shall be made among Participants who were employed as Employees throughout the last payroll period ending on or before the Allocation Date as of which such Shares are allocated. Shares to be allocated pursuant to this Section 6.7 shall be allocated in the same manner provided in Section 6.1(b).

          c. When allocated to Participants' Accounts, Shares released from the Transfer Account shall be treated as Employer contributions for purposes of
Section 415(c) of the Code, except that

             i. the "Annual Addition" (as determined under Article XI and under Section 415(c) of the Code) attributable to each such allocation shall not exceed the value of such Shares as of the time such Shares were credited to such Transfer Account,

             ii. no additional Employer contributions shall be permitted to the Plan before the allocation of such amount, and

             iii. to the extent permitted or required by applicable law
                  (including, without limitation, Section 4980(c)(3) of the Code) amounts transferred to the Transfer Account that (due to the limitations on contributions under Section 415 of the
                  Code) cannot be allocated to Participants' Accounts within seven Plan Years (including the Plan Year in which the Transfer Amount is transferred to the Plan) shall revert to the Company.

          d. Except to the extent necessary to meet the requirements of Section
5.7 hereof and to the extent provided in Section 6.7(b)(iii), Shares acquired with the Transfer Amount shall remain in the Plan until distribution to Participants in accordance with the provisions of the Plan.

     6.8 Application of Article VI to Kenwood Silver Employees. Store Managers, District Managers and Regional Managers of Kenwood Silver Company, Inc. are not eligible to participate in the Plan prior to January 1, 1996, and are not eligible for the allocation of contributions under this Article VI prior to 1996 to the extent such contributions are being made in their capacity as Eligible Employees of Kenwood Silver Company, Inc.

                                   ARTICLE VII

                                     VESTING

     7.1 Vesting Schedule. For all purposes of the Plan, a Participant's Vested Interest shall be the percentage of the amount credited to his Account determined by the Committee from the following vesting schedule on the basis of the number of full Years of Service which he has completed as of the date of his termination of employment.

                                               Vested Interest In
Years of Service                              Participant's Account
----------------                              ---------------------

Less than 5 years                                      0%

5 years or more                                      100%

Notwithstanding anything herein to the contrary, any person who was a Participant in the Plan prior to April 1, 1988 and who had completed four years of Service as of April 1, 1988 shall have a 40% Vested Interest in the amount credited to his Account as of April 1, 1988.

Notwithstanding the foregoing, any portion of a Participant's Accrued Benefit that is forfeitable at the time of a Change in Control shall become immediately and fully vested upon the occurrence of a Change in Control and any additional accruals to a Participant's Accrued Benefit on or after the occurrence of a Change in Control shall be immediately and fully vested.

For the purposes of this Section 7.1, a "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, anything in this Plan to the contrary notwithstanding, a Change of Control shall be deemed to have occurred if:

     a. any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

     b. during any period of two consecutive years (not including any period prior to November 1, 1999), individuals who at the beginning of such period constituted the Board of Directors and any new directors, whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

     c. there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Business Combination"), in each case with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own directly or indirectly more than 50% of the combined voting power of the Company or other corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the voting securities of the Company;

     d. all or substantially all of the assets of the Company are sold, liquidated or distributed; or

     e. there occurs a transaction that constitutes a change in the (i) ownership of the Company, (ii) effective control of the Company or (iii) effective ownership of a substantial portion of the assets of the Company, as determined pursuant to Code Section 280G and the regulations promulgated thereunder.

     7.2 Return to Service. If a Participant returns to Service following a Break in Service after having become partially vested pursuant to Section 7.1, then upon his return to Service, his Years of Service before such return shall be counted in addition to his Years of Service following such return in determining his Vested Interest in the amount credited to his Account following his return. If a nonvested Participant returns to Service after a Break in Service and is not treated as a new Employee under Section 3.4 hereof, then the Participant shall be credited with the Years of Service accumulated prior to his Break in Service.

     7.3 Full Vesting. Notwithstanding Section 7.1, a Participant who is an active Employee shall be fully vested in his Account on the earlier of his attainment of age 65, any Retirement Date pursuant to Article VIII, or his death.

     7.4 Treatment of Forfeitures. All amounts forfeited hereunder shall be held by the Trustee in an unallocated account until the next Allocation Date, at which time such forfeitures shall be reallocated to Participants' Accounts in the same manner as provided for in Section 6.1.

     7.5 Amendments Affecting Vesting Schedule.

          a. In the case of an Employee who is a Participant on (i)the date an amendment changing the vesting schedule is adopted, or (ii)if later, the date the amendment is effective, the vested percentage of his Account balance (determined as of the applicable date) shall not be less than the percentage calculated under the terms of the Plan without regard to the amendment.

          b. If the vesting schedule in Article VII is amended, or the Plan is amended in any way that, directly or indirectly, adversely affects the computation of a Participant's nonforfeitable percentage in his future benefits (including an automatic change to or from the minimum vesting schedule if the Plan becomes Top-Heavy), a Participant who is an Employee with at least three Years of Service may elect to have the nonforfeitable percentage of his Account balance determined without regard to the amendment. For Participants who do not have at least one Hour of Service in a Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five Years of Service" for "three Years of Service."

          c. A Participant's right to make an election under subsection(b) shall be governed by the following:

             i. The Committee shall provide each affected Participant with written notice and an election form regarding his right to elect to remain under the former vesting schedule.

             ii. The election period shall begin with the date the amendment is adopted (or deemed to be made) and shall end on the date which is the latest of: (A)60 days after the date the amendment is adopted; (B) 60 days after the date the amendment becomes effective; or (C) 60 days after the date the notice described in subsection (i) above is issued by the Committee.

             iii. A Participant who does not timely file a properly completed election form shall be subject to the amended vesting schedule.

     7.6 Notwithstanding anything to the contrary contained in the Plan, a Participant in the Plan employed by the Company solely in connection with the operations of the Access Federal Credit Union, formerly know as the Oneida Ltd. Employees Federal Credit Union, whose employment with the Company terminated on December 31, 2000 as a result of the end of Access Federal Credit Union's affiliation with the Employer shall be considered a Vested Participant regardless of the fact that such Participant has less than five (5) Years of Service on the date of such termination of employment.

                                  ARTICLE VIII

                               RETIREMENT BENEFITS

     8.1 Normal Retirement. A Participant's Normal Retirement Age shall occur at the time he reaches age 65. A Participant who has attained Normal Retirement Age may elect to retire on any day of any month coincident with or following the date on which such Participant attains Normal Retirement Age. The first day of the month coincident with or immediately following the date on which such a Participant's Normal Retirement occurs will be referred to herein as his Normal Retirement Date. If a Participant remains an Employee after his Normal Retirement Age, or becomes a Participant after such age, he shall participate in the contributions and benefits of the Plan in the same manner as any other Participant.

     8.2 Early Retirement. A Participant who has attained age 55 and has completed five or more Years of Service may elect to retire on any day of any month. The first day of the month coincident with or immediately following the date on which such a Participant's Early Retirement occurs, if prior to his 65th birthday, will be referred to herein as his Early Retirement Date.

     8.3 Vested Termination. A Participant's Vested Termination shall occur upon the termination of his employment with all Employers prior to Retirement, provided that such Participant has a Vested Interest in the Plan. The first day of the month coincident with or immediately following the date on which a Participant's Vested Termination occurs will be referred to herein as his Vested Termination Date.

     8.4  Method of Distribution.

          a. Subject to Section 8.7, and Section 8.4(b) below, distribution of a Participant's Vested Interest shall be made in one lump sum on the last day of the month in which such Participant's Retirement Date or Vested Termination Date occurs or as soon as practicable thereafter.

          b. If the present value of a Participant's Vested Interest exceeds $5,000 ($3,500 prior to January 1, 1998), the written consent of such a Participant who has not yet reached Normal Retirement Age shall be required before such a lump sum distribution shall be made.

     8.5  Distribution of Vested Interest.

          a. Distribution of a Participant's Vested Interest from his Account will be made, as elected by the Participant in advance, (i) entirely in whole Shares, with the value of any fractional interest in a Share paid in cash, or
(ii) entirely in cash. Notwithstanding the foregoing, if applicable corporate charter or bylaw provisions restrict ownership of substantially all outstanding Shares to Employees or to a plan or trust described in Section 401(a) of the Code, then any distribution of a Participant's Vested Interest shall be in cash.

          b. If a distribution is made in cash, then, unless relevant corporate charter or bylaw provisions restrict ownership of Shares as described in Section 8.5(a), the Committee shall notify the Participant of his right to receive Shares and, except as otherwise provided in Section 8.5(c), the Participant shall be entitled to request that distribution be in the form of Shares, provided that such request shall be made within 14 days after the Participant receives notice of the Committee's intention to distribute in cash. Such request for Shares shall be made in a form and manner satisfactory to the Committee.

          c. Notwithstanding the foregoing, to the extent a Participant has directed the Plan to invest his Account in one or more of the Funds pursuant to
Section 5.7 hereof, such Participant shall not be entitled to receive his Account in Shares.

          d. Any cash distribution made pursuant to Section 8.5(a) shall be based upon the value of the Participant's Account (determined in accordance with Section 5.6) as of the last Valuation Date preceding the date of distribution.

     8.6 Alternative Forms of Distribution. In lieu of receiving his Vested Interest as provided in Sections 8.4 and 8.5, a Participant who has retired on a Retirement Date or incurred a Vested Termination following a Disability may direct the Trustee to liquidate his Vested Interest in his Account and to transfer the assets received from such liquidation to (a) the trustee of the Retirement Plan, or (b) beginning January 1, 1993, to another "eligible retirement plan" pursuant to Section 8.8. An election hereunder shall be made in a form and manner satisfactory to the Committee.

     8.7  Benefit Commencement Deadline. Notwithstanding anything in this
Article VIII to the contrary, unless the Participant elects otherwise, the payment of any benefit to which he is entitled under this Plan shall commence not later than the 60th day after the later of the close of the Plan Year in which the Participant would (if he were then an Employee) reach his Normal Retirement Age or in which he terminates his employment with all Employers after his Normal Retirement Age, except that if the amount payable cannot be ascertained or, subject to the provisions of Section 18.6, the Participant cannot be located after reasonable efforts, a payment retroactive to such date may be made not later than 60 days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable). Notwithstanding the foregoing, and except as provided in Section 18.6, in no event may payments commence later than the April l following the calendar year in which the Participant attains age 70-1/2; provided, however, that effective as of January 1, 1997, in the case of a Participant who is not a five percent owner of the Employer (as defined in Code Section 401(a)(9)), payments must commence on or before April 1 of the calendar year that follows the later of the calendar year during which the Participant attains age 70-1/2 or retires.

     8.8  Eligible Rollover Distributions.

          a. Application of Section. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          b. Definitions.

             i. Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; (B) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (C) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (D) any hardship distribution.

             ii. Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                  Section 408(b) of the Code, an annuity plan described in
                  Section 403(a) of the Code, or a qualified trust described in
                  Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

             iii. Distributee: A distributee includes an Employee or former
                  Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the Spouse or former Spouse.

             iv. Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

          c. Notwithstanding the foregoing, for distributions after December 31, 2001:

             i. an "eligible retirement plan" shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; and

             ii. the definition of "eligible retirement plan" shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

                                   ARTICLE IX

                                 DEATH BENEFITS

     9.1 Method of Distribution. Subject to Section 8.5, upon the death of a Participant prior to his termination of employment with all Employers, all amounts then credited to his Account shall be distributed in one lump sum to the Participant's Beneficiary. Such distribution shall be made on the last day of the month following the month in which such death occurs or as soon as administratively feasible thereafter.

     9.2 Alternative Form of Distribution. In lieu of receiving a distribution as provided in Section 9.1, a Beneficiary of a deceased Participant may direct the Trustee to liquidate such deceased Participant's Account and to transfer the assets received from such liquidation to (a) the trustee of the Retirement Plan, or (b) beginning January 1, 1993, to another "eligible retirement plan" to the extent permitted under Section 8.8. An election hereunder shall be made in a form and manner satisfactory to the Committee.

     9.3 Death After Termination of Employment. Upon the death of a Participant after retirement or other termination of employment, but prior to the distribution of his entire Vested Interest pursuant to Section 8.4 or Section 8.6, the Committee shall direct the Trustee to make distribution of any balance of the decedent's Vested Interest in the manner provided in Sections 9.1 and 9.2.

                                    ARTICLE X

                                  BENEFICIARIES

     10.1 Designation of a Beneficiary.

          a. Each Participant may designate one or more Beneficiaries (and contingent Beneficiaries) by delivering a written designation to the Committee, on a form provided by the Committee, subject to the provisions of Section 10.2.

          b. A Participant may also make a new designation at any time (subject to the provisions of Section 10.2). Such a designation is effective only upon receipt by the Committee, at which time it supersedes all prior designations.

          c. Upon the death of a Participant, his Beneficiaries shall be entitled to benefits as provided in Article IX of the Plan.

          d. A designation of a Beneficiary shall be effective only if the designated Beneficiary survives the Participant.

          e. Upon the legal dissolution of the marriage of a Participant, any designation of the Participant's former Spouse as a Beneficiary shall remain valid, unless otherwise provided in a Qualified Domestic Relations Order, or unless the Participant delivers a new designation to the Committee or is remarried.

     10.2 Spouse's Rights. The Spouse shall be the Participant's Beneficiary, whether or not designated as such, unless one of the following requirements in subsections(a) through (d) below is satisfied.

          a. Spouse's Consent to the Beneficiary: The Spouse waives the right to be the Beneficiary in a consent which meets the requirements of subsection (e). In this regard:

             i. The Participant must designate a specific Beneficiary that cannot be changed without a new spousal consent, unless the Spouse executes a general consent as provided in subsection
                  (e)(ii) below.

             ii. Notwithstanding subsection (i) above, the Participant may at any time revoke the designation of a non-spouse Beneficiary and restore the Spouse as the Beneficiary, without spousal consent.

          b. Separation: The Participant is legally separated from his Spouse or has been abandoned, within the meaning of local law, and provides the Committee with a court order regarding the applicable circumstances. (However, such a Spouse must be considered the Spouse to the extent provided in a Qualified Domestic Relations Order.)

          c. Missing Spouse: The Participant establishes to the satisfaction of the Committee that the Spouse cannot be located. The Committee shall adopt procedures to implement this provision, which shall be applied uniformly to all Participants.

          d. Unmarried Participant: The Participant is unmarried. This "deemed" waiver of spousal rights for an unmarried Participant is null and void if the Participant later marries.

          e. Consent Requirement: The Spouse's consent to waive the death benefit in favor of another Beneficiary is valid only if the following requirements are satisfied:

             i. The Spouse's consent must be in writing and signed, must acknowledge the effect of the election, and must be witnessed by a Plan representative or notary public.

             ii. The Spouse's consent must acknowledge the specific non-spouse Beneficiary, or must expressly permit the Participant to alter the Beneficiary designation without further spousal consent. A consent that permits further designations must also acknowledge (A) that the Spouse has the right to limit consent to a specific Beneficiary, and (B) that the Spouse is relinquishing that right voluntarily.

             iii. The consent required by this subsection may be given by the legal guardian of a legally incompetent Spouse. This applies even if the Participant is the legal guardian.

             iv. A consent is only valid for the Spouse who gives the consent (or for whom the consent is given by a legal guardian).

A valid consent, once given, cannot be revoked.

     10.3 Absence of a Designated Beneficiary. If no effective Beneficiary designation exists at the Participant's death, the Participant shall be deemed to have designated the following Beneficiaries in the following order of priority: (a) the Spouse, and (b)the Participant's estate.

     10.4 Beneficiaries' Rights. Whenever the rights of a Participant are stated or limited in the Plan, his Beneficiaries shall be bound thereby. If a Beneficiary survives the Participant but dies prior to receiving the distribution that would have been made to such Beneficiary had such Beneficiary's death not occurred, then for the purposes of the Plan the distribution that would have been received by such Beneficiary shall be made to the Beneficiary's estate.

                                   ARTICLE XI

                               MAXIMUM ALLOCATION

     11.1 General Rules.

          a. Incorporation of Code Section 415: In addition to the specific provisions of this Article, the terms of Code Section 415 and implementing Regulations are hereby incorporated by reference and shall govern in determining the allocations that can be made to the Account of a Participant.

          b. Aggregation of Employers and Plans: As further set forth in this Article and Code Section 415, the Maximum Annual Addition is an aggregate limitation that applies to this Plan and any other plans, described below, that are maintained by the Employer or an Affiliate. Therefore, for this Article:

             i.   The term "Employer" includes any Affiliate, using the Code
                  Section 415 definition of an Affiliate that is stated in
                  Article II.

             ii. All defined benefit plans ever maintained by the Employer shall be treated as one defined benefit plan, whether or not terminated. The same rule applies to all defined contribution plans ever maintained by the Employer.

             iii. The term "contribution", standing alone, refers both to all employee nondeductible contributions and all Employer contributions, including any forfeitures, to the above plans.

      11.2 Code Section 415 Limitations. For Limitation Years beginning after December 31, 1986, the Annual Additions for a Participant shall not exceed the Maximum Annual Addition for any Limitation Year, as these terms are explained below.

          a. Maximum Annual Addition: The Maximum Annual Addition for a Limitation Year is the lesser of:

             i.   $35,000 or such other dollar limitation in effect under Code
                  Section 415(c)(1)(A); or

             ii. 25 percent (100 percent, beginning January 1, 2002) of the Participant's Limitation Year Compensation.

In applying the above formula, the limitation in subsection (ii) above shall not apply to any allocation for medical benefits (within the meaning of Code Section 401(h) or Code Section

419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(1)(1) or Code Section 419A(d)(2).

          b. Annual Additions: Except as provided in Code Section 415(c)(6), the Annual Additions of a Participant are the sum of the following amounts credited for the Limitation Year:

             i.   Employer contributions;

             ii.  Employee contributions;

             iii. Forfeitures;

             iv. Amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer; and

             v. Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer. For purposes of this subsection, the definition of a Key Employee in Article II is modified as provided in Code Section 419A(d)(3).

In determining Annual Additions under the above definition, any mandatory employee contributions to a defined benefit plan shall be treated as Annual Additions to a defined contribution plan. (However, Annual Additions for Limitation Years beginning before January 1, 1987 shall not be recomputed to treat all such employee contributions as Annual Additions.) Further, any excess amounts that are allocated to Participants' Accounts pursuant to Section 11.4 to reduce Employer contributions will be considered Annual Additions.

     Contributions do not fail to be Annual Additions merely because they are "excess deferrals," "excess contributions" or "excess aggregate contributions" within the meaning of the Code and implementing Regulations. Further, excess contributions and excess aggregate contributions do not fail to be Annual Additions because corrected through distribution or recharacterization. Excess deferrals that are distributed in accordance with Treasury Regulation Section 1.402(g)-1(e)(2) or (3) are not Annual Additions.

     11.3 Reduction of Allocations. The Employer may reduce (or eliminate) allocations for a Participant in order to satisfy Code Section 415 as provided in this Section. If the Employer also maintains any of the plans described in
Section 11.5, the reductions in this Section shall be applied by taking the allocations for the Participant under those plans into account, as stated in
Section 11.5(b).

          a. Estimated Compensation: The Employer may estimate Limitation Year Compensation and limit allocations for a Participant below those that would otherwise be made under the terms of the Plan. Estimates shall be made in a reasonable and uniform manner for all Participants.

          b. Final Compensation: The Employer shall determine each Participant's actual Limitation Year Compensation as soon as administratively feasible after the close of the Plan Year, and take whichever of the following actions is appropriate:

             i. The Employer shall make any additional allocations, called for by the terms of the Plan, that can be made without exceeding the Maximum Annual Addition; or

             ii.  The Committee shall take actions in accordance with Section
                  11.4 in order to avoid an excess allocation, if amounts in excess of the Maximum Annual Addition have been allocated to a Participant's Accounts as a result of:

                  A. The allocation of forfeitures;

                  B. A reasonable error in estimating a Participant's annual
                     Limitation Year Compensation;

                  C. A reasonable error in determining the amount of salary
                     reduction contributions (or other elective deferrals within the meaning of Code Section 402(g)(3)) that may be made with respect to a Participant under the limits of Code
                     Section 15; or

                  D. Any under facts and circumstances allowed under Treasury
                     Regulation Section 1.415-6(b)(6).

                     By these actions, the excess amounts will not be considered Annual Additions and, therefore, the Maximum Annual Addition will not be exceeded.

     11.4 Reduction of Excess Amounts.

          a. Return of Contributions: To the extent necessary to reduce an excess amount, a distribution shall be made to the Participant of (i)any elective deferrals (within the meaning of Code Section 402(g)(3)) to any other plan the Employer may have, and (ii)any nondeductible voluntary or mandatory employee contributions to any other plan the Employer may have. The amounts distributed are disregarded for purposes of determining whether a Participant has excess deferrals. Notwithstanding the preceding sentence, employee mandatory contributions shall not be returned to the extent that the return would cause discrimination in favor of highly compensated employees. Other than the foregoing distributions, no amounts shall be returned to Participants as a way of complying with Code
Section 415.

          b. Reduction of Future Contributions and Suspense Accounts: Any excess amount that remains after the amounts described in subsection(a) above have been returned to Participants will be disposed of in the following manner (after determining the excess attributable to this Plan pursuant to Section 11.5(c), if applicable):

             i.   The number of Shares allocated to the Participant under
                  Article VI shall be reduced, with such Shares being reallocated proportionately to the Accounts of other Participants receiving allocations for the Limitation Year, up to the limits set forth in this Article XI.

             ii. If all Shares described in (i) above cannot be reallocated, the excess amount will be held unallocated in a suspense account. Any suspense account that is in existence during a Limitation Year will not participate in gains and losses of the Trust Fund. All amounts in the suspense account must be allocated and reallocated to Participants' Accounts in succeeding Limitation Years before any contribution can be made to the Plan for such succeeding Limitation Years.

     11.5 Adjustments for Multiple Defined Contribution and Other Specified
Plans.

          a. Application of Section: This Section applies if the Participant is covered under (i)another defined contribution plan maintained by the Employer,
(ii)a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or (iii)an individual medical account, as defined in Code Section 415(l)(2), maintained by the Employer, which provides an Annual Addition.

          b. Reduction of Contributions: If the allocations that would otherwise be made for a Participant under this Plan and other plans specified in subsection (a) above would cause the Maximum Annual Addition to be exceeded, allocations will be made to the other plans only to the extent permissible after allocations have been made to this Plan.

          c. Disposition of Excess Amounts: If amounts that have already been allocated for a Participant under this Plan and other plans specified in subsection (a) above result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions to the other plans.

Any excess amount attributed to this Plan shall be disposed of by following the rules in Section 11.4. As stated in Section 11.4, this includes the fact that elective deferrals and employee contributions under all plans will be returned to reduce the excess amount under all plans, before other actions are taken.

     11.6 Adjustments for Participant in Defined Benefit Plan.

          a. Limitation: For Plan Years that begin before January 1, 2000, if a Participant is or has been covered by a defined benefit plan maintained by the Employer, the sum of the Participant's "Defined Benefit Fraction" and "Defined Contribution Fraction," as defined below, shall not exceed 1.0 in any Limitation Year.

          b. Defined Benefit Fraction: The numerator of the Defined Benefit Fraction is the sum of the Participant's "projected annual benefits" under all defined benefit plans of the Employer (whether or not terminated). The denominator is the lesser of 1.25 times the defined benefit dollar limitation ($90,000, as adjusted under Code Section 415(b)), or 1.4 times the Participant's "highest average compensation." In determining the Defined Benefit Fraction:

             i. "Projected annual benefit" means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity, if such benefit is expressed in a form other than a straight life annuity, or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan, assuming that:

                  A. The Participant will continue employment until Normal
                     Retirement Age under the Plan (or current age, if later), and

                  B. The Participant's Compensation for the current Limitation
                     Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

             ii. "Highest average compensation" means the average compensation for the three consecutive Years of Service that produces the highest average.

             iii. Notwithstanding the preceding provisions, if a Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986 in a defined benefit plan maintained by the Employer which was in existence on May 6, 1986, the denominator of the fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if any such defined benefit plans, individually and in the aggregate, satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

          c. Defined Contribution Fraction: The numerator of the Defined Contribution Fraction is the sum of the Annual Additions to the Participant's Accounts under all defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years. The denominator is the sum of the "maximum aggregate amounts" for the current and all prior Limitation Years of Service with the Employer regardless of whether a Defined Contribution Plan was maintained by the Employer. In determining the Defined Contribution
Fraction:

             i. "Maximum aggregate amount" means the lesser of (A)125 percent of the defined benefit dollar Limitation, determined in accordance with Code Section 415(b), or (B) 35 percent of the Participant's Limitation Year Compensation for such year.

             ii. If the Participant was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans of the Employer which were in existence on May 6, 1986, the numerator of the fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (A)the excess of the sum of the fractions over 1.0 times (B)the denominator of this fraction will be permanently subtracted from the numerator of the fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

          d. Adjustment: If the sum of the Defined Benefit Fraction and the Defined Contribution Fraction exceeds 1.0 in any Limitation Year for a Participant, the Committee shall adjust the numerator of the Defined Benefit Fraction (by limiting the benefit payable under the defined benefit plan(s)), so that the sum of the fractions for the Participant does not exceed 1.0 in any Limitation Year. If the sum still exceeds 1.0, the Committee shall limit Annual Additions in the manner described in Sections 11.4 and 11.5.

          e. Super Top-Heavy Rules: In applying the above rules to Plan Years that begin before January 1, 2000, if the Plan is a Super Top-Heavy Plan, the denominators of both the Defined Benefit Fraction and the Defined Contribution Fraction shall be adjusted as provided in Section 17.5.

          f. The combined plan rules of Code Section 415(e), as described in this Section 11.6, shall not apply to any Plan Year that begins on or after January 1, 2000.

                                   ARTICLE XII

                               RIGHTS AND OPTIONS
                          CONCERNING DISTRIBUTED SHARES

     12.1 Right of First Refusal.

          a. During any period when Shares are not publicly traded, all distributions of such Shares from Accounts to any Participant or his Beneficiary (the "Distributee") by the Trust shall be subject to a "right of first refusal" upon the terms and conditions hereinafter set forth. The "right of first refusal" shall provide that prior to any transfer of the Shares, the Distributee must first offer to sell such Shares to the Trust, and if the Trust refuses to exercise its right to purchase the Shares, then the Company shall have a "right of first refusal" to purchase such Shares. Neither the Trust nor the Company shall be required to exercise the "right of first refusal."

          b. The terms and conditions of the "right of first refusal" shall be determined as follows:

             i. If the Distributee receives a bona fide offer for the purchase of all or any part of his Shares from a third party, the Distributee shall forthwith deliver (by registered mail, return receipt requested) a copy of any such offer to the Committee. The Trustee or the Company, as the case may be, shall then have 14 days after receipt by the Committee of the written offer to exercise the right to purchase all or any portion of the Shares. Subject to Section 12.1(b)(2), the purchase price to be paid by the Trust or the Company for the Shares shall be the purchase price stated in the bona fide offer received by the Distributee; and

             ii. The selling price and other terms under the "right of first refusal" must not be less favorable to the Distributee than the greater of the value of the security determined pursuant to the Regulations or the purchase price and other terms offered by a buyer other than the Company or the Trust, making a bona fide offer to purchase the security.

     12.2 Put Option. If at the time of distribution, Shares distributed from the Trust Fund are not treated as "readily tradable on an established market" within the meaning of Section 409(h) of the Code and the Regulations, such Shares shall be subject to a put option in the hands of a Qualified Holder by which such Qualified Holder may sell all or any part of the Shares distributed to him by the Trust to the Company. The put option shall be subject to the following conditions:

          a. The term "Qualified Holder" shall mean the Participant or Beneficiary receiving the distribution of such Shares, any other party to whom the Shares are transferred by gift or by reason of death, and also any trustee of an individual retirement account (as defined under Code Section 408) to which all or any portion of the distributed Shares is transferred pursuant to a tax-free "rollover" transaction satisfying the requirements of Sections 402 and 408 of the Code;

          b. During the 60-day period following any distribution of such Shares, a Qualified Holder shall have the right to require the Company to purchase all or a portion of the distributed Shares held by the Qualified Holder. The purchase price to be paid for any such shares shall be their fair market value determined as of the Valuation Date coinciding with or next preceding the exercise of the put option under this Section 12.2;

          c. If a Qualified Holder shall fail to exercise his put option right under Section 12.2(b), the option right shall temporarily lapse upon the expiration of the 60-day period. As soon as practicable following the last day of the Plan Year in which the 60-day option period expires, the Company shall notify the non-electing Qualified Holder (if he is then a shareholder of record) of the valuation of the Shares as of that date. During the 60-day period following receipt of such valuation notice, the Qualified Holder shall again have the right to require the Company to purchase all or any portion of the distributed Shares. The purchase price to be paid therefor shall be based on the valuation of the Shares as of the Valuation Date coinciding with or next preceding the exercise of the option under this Section 12.2(c). The purchase price to be paid therefor shall be the valuation of the Shares on such Valuation date; and

          d. The foregoing put options under Sections 12.2(b) and (c) hereof shall be effective solely against the Company and shall not obligate the Plan or the Trust in any manner. However, the Company may give the Plan or the Trust the right to elect to purchase any Shares that otherwise must be purchased by the Company pursuant to a Qualified Holder's exercise of any such option.

     12.3 Other Rights. Except as provided in Sections 12.1 and 12.2 hereof, no Shares acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by or distributed from the Plan, whether or not the Plan is then an ESOP. The rights and protections provided by Section 12.2 are nonterminable.

                                  ARTICLE XIII

                                 ADMINISTRATION

     13.1 Powers and Duties of Committee. The Company shall be the "named fiduciary" and "administrator" for purposes of ERISA. However, to carry out its duties as administrator, the Company shall appoint the Employee Benefits Administrative Committee ("Committee") pursuant to Section 13.4 hereof. The Committee shall have general responsibility for the administration and interpretation of the Plan (including, but not limited to, complying with reporting and disclosure requirements and establishing and maintaining Plan records). The Committee shall engage such certified public accountants, who may be accountants for the Company, as it shall require or may deem advisable for purposes of the Plan. The Committee shall periodically review the investment performance and methods of the Trustee and any other funding agency, including any insurance company, under the Plan. The Board of Directors shall have the power to appoint and remove or change the Trustee and any such funding agency. The Committee shall have the power to appoint or remove one or more Investment Managers (individuals and/or other entities) and to delegate to such Investment Manager authority and discretion to manage (including the power to acquire and dispose of) the assets of the Plan. Such Investment Managers may include a bank, an insurance company or a registered investment adviser under the Investment Advisers Act of 1940, or the Trustee or a committee consisting of officers and/or Employees of the Company. Each Investment Manager shall acknowledge in writing that it is a fiduciary with respect to the Plan, and the Committee shall periodically review the investment performance and methods of each Investment Manger.

     13.2 Powers and Duties of Trustee. The Trustee shall have responsibility under the Plan for the management and control of the assets of the Plan but, until such time as a Participant shall direct the investment of part of his Account in one of the Funds pursuant to Section 5.7, the Trustee shall have no discretionary responsibility for the investment and management of such assets unless, and if so, only to the extent that the Trustee has been appointed an Investment Manager pursuant to Section 13.1. Commencing at such time as a Participant shall direct the investment of part of his Account in one of the Funds pursuant to Section 5.7, the Trustee shall have discretionary responsibility for the investment and management of the assets of the Plan that are invested in the Funds except to the extent the Company has appointed an Investment Manager pursuant to Section 13.1.

     13.3 Agents; Report of Committee to Board. The Committee may arrange for the engagement of such attorneys (who may be attorneys for the Company) and make use of such agents and clerical or other personnel as they each shall require or may deem advisable for purposes of the Plan. The Committee may rely upon the written opinion of such attorneys and the accountants engaged by the Committee. The Committee may delegate to any such agent or to any subcommittee or member of the Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion; provided that such delegation shall be subject to revocation at any time at the discretion of the Committee. The Committee shall report to the Board of Directors, or to a committee of the Board of

Directors designated for that purpose, as frequently as shall be specified by the Board of Directors or such designated committee of the Board, with regard to the matters for which it is responsible under the Plan.

     13.4 Structure of Committee. The Committee shall consist of five or more members, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Board of Directors. A majority of the members of the Committee shall be Employees (who may also be directors). Any member of the Committee may resign at any time. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan. In the event that the Committee is unable to act in any matter by reason of the foregoing restriction, the Board of Directors shall act on such matter. The members of the Committee shall not receive any special compensation for serving in their capacities as members of the Committee, but shall be reimbursed for any reasonable expenses incurred in connection therewith. Except as otherwise required by the Act, no bond or other security need be required of the Committee or any member thereof in any jurisdiction. Any member of the Committee, any subcommittee or agent to whom the Committee delegates any authority, and any other person or group of persons may serve in more than one fiduciary capacity (including service both as a Trustee and administrator) with respect to the Plan.

     13.5 Adoption of Procedures of Committee. The Committee shall establish its own procedures and the time and place for its meetings and provide for the keeping of minutes of all meetings. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting or without a meeting, by mail, telegraph or telephone, provided that all of the members of the Committee are informed by mail or telegraph of their right to vote on the proposal and of the outcome of the vote thereon. All acts and determinations with respect to the Plan shall be duly recorded. All such records and other documents that may be necessary for the administration of the Plan shall be preserved in the custody of the Committee (or its appointed assistants or representatives).

     13.6 Demands for Money. All demands for money of the Plan shall be signed by an officer or officers or such other person or persons as the Committee may from time to time designate in writing who shall cause to be kept full and accurate accounts of receipts and disbursements of the Plan, shall cause to be deposited all funds of the Plan to the name and credit of the Plan, in such depositories as may be designated by the Committee, shall cause to be disbursed the monies and funds of the Plan when so authorized by the Committee and shall generally perform such other duties as may be assigned to him from time to time by the Committee.

     13.7 Discretion to Construe Plan Terms.

          a. The Committee shall have all powers necessary to administer the Plan in accordance with its terms, including the power to construe the Plan and determine all questions that arise under it.

          b. Notwithstanding any other provision in the Plan, and to the full extent permitted by the Act and the Code, the Committee shall have exclusive authority and discretion to construe any uncertain or disputed term or provision in the Plan, including, but not limited to, the following:

             i. determining whether any individual is eligible for any benefits under this Plan;

             ii. determining the amount of benefits, if any, an individual is entitled to under this Plan;

             iii. interpreting all of the provisions of this Plan; and

             iv.  interpreting all of the terms used in this Plan.

          c. The Committee's exercise of discretionary authority to construe the terms of the Plan, and all its determinations and interpretations, shall:

             i. be binding upon any individual claiming benefits under this Plan, including, but not limited to, the Participant, the Participant's estate, any Beneficiary, and any Alternate Payee;

             ii. be given deference in all courts of law, to the greatest extent allowed by applicable law, and not be overturned or set aside by any court of law unless found to be arbitrary and capricious, or made in bad faith.

          d. If the discretionary authority in subsection (c) is exercised with respect to an individual who is a member of the Committee, the authority shall be exercised solely and exclusively by the other members.

     13.8 Claims for Benefits. Any claim for benefits by a Participant or Beneficiary shall be made in writing to the Committee.

          a. Denial of Claim.

             i. If the Committee denies a claim in whole or in part, it shall send the Participant or Beneficiary ("Claimant") a written notice of the denial.

             ii. The Committee shall send the denial notice within 90 days after the date it receives a claim, unless it needs additional time to make its decision. In that case, the Committee may authorize an extension of up to an additional 90 days, if it notifies the Claimant of the extension within the initial 90-day period. The extension notice shall state the reasons for the extension and the expected decision date.

             iii. The denial notice shall be written in a manner calculated to be understood by the Claimant and shall contain:

                  A. the specific reason or reasons for the denial of the claim;

                  B. specific reference to pertinent Plan provisions on which the denial is based;

                  C. a description of any additional material or information necessary to perfect the claim, with an explanation of why the material or information is necessary; and

                  D. an explanation of the review procedures provided by
                     subsections (b) and (c) below.

          b. Request for Review of Denial.

             i. Within 60 days after the Claimant receives a denial notice, he may file a request for review with the Committee. Any such request must be made in writing, and shall contain all additional information which the Claimant wishes the Committee to consider.

             ii. A Claimant who timely requests review shall have the right to review pertinent documents, to submit additional information and written comments, and to be represented.

          c. Review Decision.

             i. The Committee shall send the Claimant a written decision on any request for review that it receives.

             ii. The Committee shall send the review decision within 60 days after the date it receives a request for review, unless an extension of time is needed, due to special circumstances. In that case, the Committee may authorize an extension of up to an additional 60 days, provided it notifies the Claimant of the extension within the initial 60-day period.

             iii. The review decision shall be written in a manner calculated to be understood by the Claimant and shall contain:

                  A. the specific reason or reasons for the decision; and

                  B. specific reference to the pertinent Plan provisions on
                     which the decision is based.

             iv. If the Committee does not send the claimant a review decision within the applicable time period, the claim shall be deemed denied on review.

             v. For all purposes under the Plan, decision on claims (where no review is requested), decisions on review (where review is requested), and deemed decisions shall be final, binding and conclusive on all interested persons as to participation and benefit eligibility, the Participant's amount of Compensation and any other matter of fact or interpretation relating to the Plan.

     13.9 Hold Harmless. To the maximum extent permitted by law, no Trustee or member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management and control of the assets of the Plan may be delegated or allocated against any cost or expense (including attorney fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

     13.10 Service of Process. The Secretary of the Company or such other person as may from time to time be designated by the Board of Directors shall be the agent for service of process under the Plan.

     13.11 Notice of Rollover Treatment. When making a qualifying rollover distribution within the meaning of Code Section 402(a), the Committee shall provide to the recipient a written explanation of:

          a. the circumstances under which such distribution will not be subject to tax if transferred to an eligible retirement plan (as defined in Code Section 402(a)) within 60 days after the date on which the recipient receives the distribution; and

          b. if applicable, the income averaging provisions of Code Section 402(e).

                                   ARTICLE XIV

                        WITHDRAWAL OF EMPLOYER; TRANSFERS

     14.1 Withdrawal of Employer. Any Employer (other than the Company) may withdraw from participation in the Plan by giving the Committee and the Trustee prior written notice in a resolution by the withdrawing Employer's board of directors specifying a withdrawal date which shall be the last day of a month and at least 30 days subsequent to the date such notice is received by the Committee and the Trustee, whichever receives such notice the latest. The Committee may require any Employer to withdraw from the Plan, as of any withdrawal date specified by the Committee, for the failure of the Employer to make proper contributions or to comply with any other provision of the Plan or for such other reasons as the Committee shall deem appropriate and shall require an Employer's withdrawal upon complete and final discontinuance of the contributions.

     14.2 Distribution After Withdrawal. Upon withdrawal from the Plan by any Employer, such Employer shall not make any further contributions under the Plan and no amount shall thereafter be payable under the Plan to or in respect of any Participants then employed by such Employer except as provided in this Article
XIV. To the maximum extent permitted by the Act, any rights of Participants no longer employed by such Employer or any other Employer and of former Participants and their Beneficiaries under the Plan shall be unaffected by such withdrawal and any transfers, distributions or other dispositions of the assets of the Plan as approved in this Article XIV shall constitute a complete discharge of all liabilities under the Plan with respect to such Employer's participation in the Plan and any Participant.

All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to attorneys for the Plan, and the Committee shall obtain such approval or authorization as it shall deem necessary or appropriate to carry out any of the provisions of, or acts contemplated by, this Article XIV. To the maximum extent permitted by the Act, the withdrawal from the Plan by any Employer shall not in any way affect any other Employer's participation in the Plan.

     14.3 Transfer to Successor Plan. No transfer of the Plan's assets and liabilities to a successor employee benefit plan (whether by merger or consolidation with such successor plan or otherwise) shall be made unless each Participant would, if the successor plan were terminated, receive a benefit immediately after such transfer which (after taking account of any distributions or payments to them as part of the same transaction) is equal to or greater than the benefit he would have been entitled to receive immediately before such transfer if the Plan had then been terminated. The Committee may also request appropriate indemnification from the employer or employers maintaining such successor plan before making such a transfer.

     14.4 Transfer of Shares in a Suspense Subfund. Not withstanding any provision of this Article XIV to the contrary, any shares allocated to a Suspense Subfund shall not be transferred to a successor employee benefit plan except as is required or permitted by the Committee in accordance with the terms of an Exempt Loan and the Regulations.

                                   ARTICLE XV

                            AMENDMENT OR TERMINATION

     15.1 Right to Amend, Suspend or Terminate Plan.

          a. The Board of Directors shall have the right at any time to amend the Plan or the Trust pursuant to written resolutions. Any such amendment may include the suspension and/or termination of the Plan and/or the Trust. However, no such amendment shall (i)authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates, (ii)cause any reduction in the account balance of any Participant (except to the extent permitted under Code
Section 412(c)(8)), or (iii)cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; and no such amendment which affects the rights, duties or responsibilities of the Trustee or the Committee may be made without the Trustee's or the Committee's written consent (as applicable). Any such amendment shall be in writing and shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless it affects the duties of the Trustee hereunder.

          For purposes of this subsection, a Plan amendment which has the effect of (A)eliminating or reducing an early retirement benefit or a retirement-type subsidy, (B)eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment or (C)restricting, directly or indirectly, the benefit provided to any Participant prior to the amendment shall be treated as reducing Account balances. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age). Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted, or becomes effective.

          b. The Committee may adopt any amendment which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan or to conform the Plan thereto, or to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code or any other applicable section of law (including the Act) and the Regulations issued thereunder, provided said amendment does not have any material effect on the currently estimated cost to the Company of maintaining the Plan. Each Employer by its adoption of the Plan shall be deemed to have delegated this authority to the Committee. Any such amendment shall be in writing and shall become effective as provided therein upon its execution.

     15.2 Retroactivity. Subject to the provisions of Section 15.1, any amendment, modification, suspension or termination of any provisions of the Plan may be made retroactively.

     15.3 Notice. Notice of any amendment, modification, suspension or termination of the Plan shall be given by the Board of Directors or the Committee, whichever adopts the amendment, to the other and to the Trustee and all Employers.

     15.4 Termination. Upon termination of the Plan, no Employer shall make any further contributions under the Plan and no amount shall thereafter be payable under the Plan to or in respect of any Participant except as provided in this
Article XV. To the maximum extent permitted by the Act, transfers, distributions or other dispositions of the assets of the Plan as provided in this Article XV shall constitute a complete discharge of all liabilities under the Plan. The Committee shall remain in existence and all of the provisions of the Plan which in the opinion of the Committee are necessary for the execution of the Plan and the administration, distribution, transfer or other disposition of the assets of the Plan in accordance with this Section 15.4 shall remain in force. The interest of each Participant in Service as of the date of the termination of the Plan in the amount, if any, allocated to his Account shall be nonforfeitable as of such date. Upon receipt by the Committee of such approvals as the Committee shall deem necessary, the value of each such Account shall be determined as of the Valuation Date coinciding with or immediately preceding the date of distribution and shall be paid from the Trust Fund to each Participant and former Participant (or, in the event of the death of a Participant or former Participant, the Beneficiary thereof) in the manner described in Article VIII. Any amounts remaining unallocated in the Transfer Account or in a suspense account created in accordance with Section 415 of the Code shall revert to the Company upon termination of the Plan.

     All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to attorneys for the Plan.

     15.5 Partial Termination. In the event that a partial termination (within the meaning of the Code) of the Plan has occurred, then (a)the interest of each affected Participant in his Account shall thereupon be nonforfeitable, but shall otherwise be payable as though such termination had not occurred, and (b)the provisions of Sections 14.2, 15.2, 15.3 and 15.4 which in the opinion of the Committee are necessary for the execution of the Plan and the allocation and distribution of the assets of the Plan shall apply; provided, however, the Board of Directors may direct that the amounts held in the Accounts of such Participants as to whom such partial termination occurred be segregated by the Trustee and applied for the benefit of such Participants in the manner described in Section 15.4 above.

                                   ARTICLE XVI

                       QUALIFIED DOMESTIC RELATIONS ORDERS

     16.1 General. Notwithstanding the restriction against alienation and assignment stated in Article XVIII, the Committee shall comply with the terms of any Qualified Domestic Relations Order.

     16.2 Required Provisions. A Domestic Relations Order is a Qualified Domestic Relations Order only if it clearly specifies:

          a. the name and the last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

          b. the amount or percentage of the Participant's benefits that the Plan shall pay to each Alternate Payee, or the manner in which the amount or percentage is to be determined;

          c. the number of payments or period to which the order applies; and

          d. each plan to which the order applies.

Notwithstanding the preceding provisions, a Domestic Relations Order that does not provide the specified address information can be a Qualified Domestic Relations Order, if the Committee has the necessary information from other sources.

     16.3 Prohibited Provisions. A Domestic Relations Order is a Qualified Domestic Relations Order only if it:

          a. does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, except as stated in
Section 16.4 below;

          b. does not require the Plan to provide increased benefits determined on the basis of actuarial value; and

          c. does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under an order previously determined to be a Qualified Domestic Relations Order.

     16.4 Timing of Distributions under Qualified Domestic Relations Orders.

          a. Effective January 1, 1999, a Domestic Relations Order shall not be considered to violate the prohibition in Section 16.3(a) against providing benefits or options not provided by the Plan, solely because the Alternate Payee may receive payments earlier than the date that the Participant could receive payments, even if such order allows the Alternate Payee to be paid before the Participant's "earliest retirement age," as defined in subsection (c). The Plan Administrator shall make payments to an Alternate Payee in accordance with the terms of such a Domestic Relations Order, provided the order otherwise satisfies the requirements to be a Qualified Domestic Relations Order.

          b. Prior to January 1, 1999, a Domestic Relations Order shall not be treated as failing to meet the requirements of Section 16.3(a), solely because the order requires payment to an Alternate Payee:

             i. In the case of any payment before a Participant has separated from service, on or after the date on which the Participant attains (or would have attained) the "earliest retirement age" as defined in subsection (c) below;

             ii. As if the Participant had retired on the date on which payment is to begin under the order; and

             iii. In any form in which Benefits may be paid under the Plan to the Participant.

          c. For purposes of this Section, the term "earliest retirement age" means the earlier of:

             i. To the date on which the Participant is entitled to a distribution under the Plan; or

             ii.  To the later of:

                  A. the date the Participant attains age 50; or

                  B. the earliest date on which the Participant could receive
                     Plan Benefits if he separated from service with the Employer.

     16.5 Plan Procedures with Respect to Domestic Relations Orders.

          a. The Committee shall apply the procedures in this Article, and may adopt additional appropriate procedures, to determine the qualified status of Domestic Relations Orders it receives and to administer distributions under Qualified Domestic Relations Orders.

          b. The Committee shall promptly notify the Participant and each Alternate Payee of the receipt of the Domestic Relations Order, and provide them with copies of the procedures the Plan will use in determining the qualified status of the order. If addresses are not specified in the order, the Committee shall send notices to the last known addresses of these parties. The Participant and any Alternate Payee may designate a representative to receive copies of future communications from the Committee regarding the order, by submitting a written request to the Committee.

          c. Within a reasonable period after receiving a Domestic Relations Order, the Committee shall determine whether it is a Qualified Domestic Relations Order and shall notify the Participant, each Alternate Payee and any designated representatives of the determination.

          d. During the period in which the issue of qualified status is being determined by the Committee, by a court of competent jurisdiction, or otherwise, the Committee shall separately account for the amounts which would have been payable to the Alternate Payee during the period if the order had been determined to be a Qualified Domestic Relations Order. The separate accounting is for recordkeeping and a segregation of Trust Fund assets is not required. The separately accounted amounts shall be treated in the following manner:

             i. If the Domestic Relations Order (or a modification of it) is determined to be a Qualified Domestic Relations Order within 18 months of the date on which the first payment would be required to be made under the order, the Committee shall pay the amounts (including any interest) to the person or persons entitled to the payment.

             ii. If the Domestic Relations Order is determined not to be a Qualified Domestic Relations Order or the issue is not resolved, within the 18-month period specified above, the Committee shall pay the amounts (including any interest) to the person or persons who would have been entitled to the amounts if there had been no order. In applying this provision, the Committee may delay payments for the full 18-month period, even if an earlier determination of non-qualified status is made, if the Committee has notice that the parties are attempting to remedy the order's deficiencies.

             iii. Any determination of qualified status that is made after the close of the 18-month period shall be applied prospectively only.

                                  ARTICLE XVII

                             TOP-HEAVY REQUIREMENTS

     17.1 General Rules.

          a. Notwithstanding any other Plan provisions to the contrary, the Top-Heavy Rules of this Article shall become effective for any Plan Year beginning after December 31, 1983 in which the Plan is a Top-Heavy Plan. The provisions of Code Section 416 and implementing Regulations are hereby incorporated by reference and control the application of this Article.

          b. As stated in Article II in defining "Compensation", not more than $200,000 of Compensation (adjusted by the Adjustment Factor) is taken into account under the Plan for a Participant, for any Plan Year beginning after December 31, 1988. This $200,000 limitation, without any adjustment, shall also apply for any earlier Plan Year in which the Plan is Top-Heavy.

          c. As further set forth in this Article(and the Code and Regulations), the Top-Heavy Rules mean that:

             i. Whether the Plan is Top-Heavy, or Super Top-Heavy, shall be determined by finding the Top-Heavy Ratio in accordance with
                  Section 17.2.

             ii. If the Plan is Top-Heavy, or Super Top-Heavy, for a Plan Year, Non-Key Employees must receive the minimum required contributions described in Section 17.4 and the minimum vesting schedule in Section 17.3 shall become applicable.

             iii. If the Plan is Super Top-Heavy for a Plan Year, the provisions of Section 17.5 shall apply in determining maximum annual additions under Article XI if the Employer also maintains a defined benefit plan.

          d. Notwithstanding the preceding provisions or any other provisions of the Plan, any requirements regarding a Top-Heavy vesting schedule and minimum required contributions shall not apply to Employees covered by a collective bargaining agreement. However, the Accounts of these Employees are considered in determining the Top-Heavy Ratio under Section 17.2.

     17.2 Determination of Top-Heaviness.

          a. Top-Heavy Plan: The Plan shall be considered a Top-Heavy Plan for a Plan Year if the Top-Heavy Ratio exceeds 60 percent, applying the principles in subsection (c) below.

          b. Super Top-Heavy Plan: The Plan shall be considered a Super Top-Heavy Plan for a Plan Year if the Top-Heavy Ratio exceeds 90 percent, applying the principles in subsection (c) below.

          c. Top-Heavy Ratio: The Top-Heavy Ratio shall be determined in accordance with the following principles:

             i. Accounts: Except as provided below in subsection (viii) below, all of a Participant's Accounts are considered in determining the Top-Heavy Ratio.

             ii. Determination Date: The Top-Heavy Ratio is determined as of the Determination Date, which is the last day of the preceding Plan Year (except for the first Plan Year). For example, if the Top-Heavy Ratio exceeds 60 percent on the last day of the 1989 Plan Year, the Plan is Top-Heavy for the 1990 Plan Year.

             iii. Valuation Date: Account balances shall be valued as of the most recent Valuation Date during the twelve-month period ending on the Determination Date.

             iv. Prior Distributions: Amounts in the Accounts of a Participant include any distribution with respect to the Participant during the five-year period ending on the Determination Date. This includes distributions to Beneficiaries and distributions before the 1984 Plan Year when the Top-Heavy Rules became effective.

             v. Key Employee Status: As defined in Article II, an Employee is considered a Key Employee if he is a Key Employee at any time during the Plan Year containing the Determination Date or the four preceding Plan Years. If a Key Employee ceases to be a Key Employee but continues to be employed, he will be treated as a Non-Key Employee after the last year in which he must be considered a Key Employee under the preceding sentence. As of that date, his Accounts will be disregarded in computing the numerator and denominator of the Top-Heavy Ratio.

             vi. Required Aggregation of Plans: If the Plan is part of a Required Aggregation Group, the Top-Heavy Ratio must be determined by considering all plans in the group. A Required Aggregation Group consists of all qualified plans of the Employer and any Affiliated Employer that include a Key Employee, plus any other plans that enable a Plan with a Key Employee to satisfy the nondiscrimination rules of Code Sections 401(a)(4) or 410.

                  A. Except as may otherwise be allowed under the permissive aggregation rules in subsection (vii) below, each plan in a Required Aggregation Group shall be considered Top-Heavy if the Top-Heavy Ratio for the group exceeds 60 percent. Conversely, if the Top-Heavy Ratio is 60 percent or less, no plan in the Required Aggregation Group shall be considered Top-Heavy.

                  B. The Top-Heavy Ratio is determined by adding the present value of the accrued benefits under all Defined Benefit Plans and the account balances under all Defined Contribution Plans in both the numerator and denominator of the Top-Heavy Ratio. If plans have different Determination Dates, the Determination Dates within the same calendar year are used in calculating the Top-Heavy Ratio. The present value of the accrued benefits under a Defined Benefit Plan shall be based only on the interest and mortality rates specified in that plan.

             vii. Permissive Aggregation Group: The Employer may, but is not
                  required to, determine the Top-Heavy Ratio on the basis of a Permissive Aggregation Group.

                  A. A Permissive Aggregation Group consists of all plans in a
                     Required Aggregation Group, plus other plans that satisfy the nondiscrimination requirements of Code Sections 401(a)(4) and 410, when considered with the Required Aggregation Group.

                  B. If the Top-Heavy Ratio for the Permissive Aggregation Group
                     is 60 percent or less, no plan in the group is Top-Heavy. If the Top-Heavy Ratio is greater than 60 percent, the Top-Heavy Rules apply to those plans that are part of the Required Aggregation Group, but not to the other plans that were permissively aggregated.

             viii.Rollover amounts and any plan-to-plan transfer amounts held under this Plan or any other plan, shall be taken into account in determining the Top-Heavy Ratio only if required by the following rules:

                  A. If a transfer is initiated by the Employee and made between plans maintained by different employers, the transferring plan continues to count the transferred amount under the rules for counting distributions. The receiving plan does not count the amount if accepted after December 31, 1983, but does count the amount if accepted prior to January 1, 1984.

                  B. If the transfer is not initiated by the Employee or if it is made to a plan maintained by the same employer, the transferring plan shall no longer count the amount transferred and the receiving plan shall count the amount transferred.

                  C. For purposes of this subsection, Affiliated Employers shall be treated as the same employer.

     17.3 Top-Heavy Vesting Schedule.

          a. For any Plan Year that the Plan must be considered Top-Heavy, a Participant's vested interest in his Account shall be determined in accordance with the following Minimum Vesting Schedule rather than the vesting schedule in
Section 7.1. As an exception, the Participant shall remain under his previous vesting schedule to the extent provided in Section 7.5. Any Minimum Required Contribution (to the extent required to be nonforfeitable under the Minimum Vesting Schedule) may not be forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D).

          b. The Minimum Vesting Schedule is:

                 Years of Service                     Vested Percentage
                 ----------------                     -----------------

                 Less than 3 years                            0%
                 3 years or more                            100%

          c. Once applicable for a Plan Year, the minimum vesting schedule applies to amounts in the Account, accrued before or after the Plan became Top-Heavy. This includes accruals before the 1984 Plan Year when the Top-Heavy Rules became effective. Notwithstanding the preceding sentence:

             i. Accounts of a Participant who does not have an Hour of Service after the Plan becomes Top-Heavy shall not be subject to the minimum vesting schedule; and

             ii. Account balances which were forfeited before the Plan became Top-Heavy do not vest.

          d. The vesting schedule in Section 7.1 shall again become applicable for Employer contributions that are made for Plan Years after the Plan ceases to be Top-Heavy. However, if this change in vesting schedule occurs:

             i. The vested percentage of a Participant in amounts allocated to his Account before the Plan ceased to be Top-Heavy shall not be reduced; and

             ii. Participants described in Section 7.5 shall be given the option to remain under the minimum vesting schedule, even for Plan Years after the Plan is no longer Top-Heavy, in accordance with the procedures described in that Section.

     17.4 Minimum Required Contribution.

          a. In General: If the Plan is Top-Heavy for a Plan Year, each Non-Key Employee described in subsection(b) below must receive the minimum required contribution described in subsection(c) below. Further, such a minimum required allocation cannot be forfeited under Code Section 411(a)(3)(B) (suspension of benefits to rehired retiree) or Code Section 411(a)(3)(D) (forfeiture upon withdrawal of mandatory Employee contributions), even if the rules of those Code Sections would otherwise be applicable under other provisions of the Plan.

          b. Non-Key Employees: The minimum required contribution shall be made for each Non-Key Employee who has not separated from the service of the Employer as of the last day of the Top-Heavy Plan Year, provided he has satisfied the eligibility requirements in Article III. Such an Employee shall receive the minimum required contribution, without regard to his Hours of Service or Compensation for the Plan Year.

          c. Minimum Required Contribution:

             i. Except as otherwise provided in subsection(d) below, the minimum required contribution for each Top-Heavy Plan Year shall be the lesser of:

                  A. Three percent of Limitation Year Compensation; or

                  B. The highest percentage of Limitation Year Compensation that is provided to any Key Employee as contributions by the Employer.

                     The second alternative in the above formula cannot be used if this Plan is used to enable a defined benefit plan of the Employer to satisfy Code Sections 401(a)(4) or 410(b).

             i. All contributions by the Employer to the Accounts of each Participant shall be considered in determining the highest percentage that was contributed for a Key Employee, and whether the Non-Key Employee has received the minimum required contribution. This includes salary reduction contributions.

             iii. However, salary reduction contributions and matching
                  contributions that are made for a Non-Key Employee are not considered in determining whether the contributions for the Non-Key Employee equal the minimum required contribution.

             iv. If the Non-Key Employee also participates in another defined contribution plan of the Employer (or an Affiliate) that is Top-Heavy for the Plan Year, only one plan must provide the minimum required contribution. In such a case, the minimum required contribution shall be made under this Plan.

          d. Non-Key Employee in Defined Benefit Plan: If a Non-Key Employee participates in this Plan and a defined benefit plan that is included in a Required Aggregation Group that is Top-Heavy, the defined benefit plan shall provide the minimum benefit required by Code Section 416. This shall be done as set forth in the defined benefit plan. Based on this action by the defined benefit plan, no minimum required contribution will be made to this Plan.

     17.5 Maximum Annual Addition under Super Top-Heavy Plan.

          a. If the Plan is Super Top-Heavy for any Plan Year, then for purposes of applying the Code Section 415 limitation described in Article XI to Plan Years that begin before January 1, 2000, the dollar limitations in the denominator of the defined benefit fraction and the defined contribution fraction shall each be multiplied by 1.0, not 1.25.

          b. If the reduction to 1.0 under subsection(a) above would cause a Participant to exceed the combined limit on contributions and benefits under Code Section 415, the application of subsection(a) above will be suspended as to such Participant until he no longer exceeds the combined limitation, as modified by subsection(a) above. During such a suspension period, the Participant will not accrue benefits under any defined benefit plan or receive contributions (or forfeitures) under this or any other defined contribution plan of the Employer or an Affiliate.

     17.6 Modification of Top-Heavy Rules

          a. Effective Date: This section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This section amends the foregoing of this Article XVII.

          b. Determination of Top-Heavy Status:

             i. Key Employee: Key Employee means any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

             ii. Determination of Present Values and Amounts: The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under
                  Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period." The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

          c. Matching Contributions: Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under such other plan or plans of the Employer that provide for matching contributions. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

                                  ARTICLE XVIII

                    MISCELLANEOUS LIMITATIONS AND PROVISIONS

     18.1 All Risk on Participants and Beneficiaries. Each Participant and Beneficiary shall assume all risk in connection with any decrease in the value of the assets of the Trust and the Participants' Accounts and neither the Company nor any Employer nor the Committee nor any member of the Committee nor the Trustee shall be liable or responsible therefor.

     18.2 Trust is Sole Source of Benefits. The Trust shall be the sole source of benefits under the Plan and, except as otherwise required by the Act, the Company, the Employer and the Committee assume no liability or responsibility for payment of such benefits, and each Participant, Beneficiary or other person who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust for such payment and shall not have any right, claim or demand therefor against the Company, any Employer, the Committee or any member thereof, or any employee or director of the Company.

     18.3 No right to Continued Employment. Nothing contained in the Plan shall give any employee the right to be retained in the employment of the Company, any Employer or any of their respective subsidiaries or affiliated or associated corporations or affect the right of any such employer to dismiss any employee. The adoption and maintenance of the Plan shall not constitute a contract between the Company or any Employer and any employee or consideration for, or an inducement to or condition of, the employment of any employee.

     18.4 Payment on Behalf of Payee. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and Trust therefor.

     18.5 No Alienation. Except insofar as may otherwise be required by law (including a Qualified Domestic Relations Order), no amount payable at any time under the Plan and Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind or in any manner be subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan and Trust, or any part thereof, or if by reason of his bankruptcy or other event happening at any time such amount would be made subject to his debt or liabilities or would otherwise not be enjoyed by him, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them, in such manner and proportion as the Committee may deem proper.

     18.6 Missing Payee. If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if, after five (5) years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Committee or the Employer, and within three months after such mailing such person has not made written claim therefor, the Committee, if it so elects, after receiving advice from attorneys to the Plan, may direct that such payment and all remaining payments otherwise due to such person may be cancelled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer that had employed the Participant, and upon such cancellation, the Plan and the Trust shall have no further liability thereof, except that, in the event such person later notifies the Committee of his whereabouts and requests the payment or payments due to him under the Plan, the amounts so applied shall be paid to him as provided herein.

     18.7 Required Information. Each Participant shall file with the Committee such pertinent information concerning himself, his spouse and his Beneficiary as the Committee may specify, and no Participant, or Beneficiary, or other person shall have any rights or be entitled to any benefits under the Plan unless such information is filed by or with respect to him.

     18.8 Subject to Trust Agreement. Any and all rights or benefits accruing to any person under the Plan shall be subject to the terms of the Trust Agreement which the Company shall enter into with the Trustee providing for the administration of the Trust Fund.

     18.9 Subject to Insurance Contract. If the payment of any benefit under the Plan is provided for by a contract with an insurance company, the payment of such benefit shall also be subject to all the provisions of such contract.

     18.10 Communications to Committee. All elections, designations, requests, notices, instructions, and other communications from an Employer, Participant, Beneficiary, Surviving Spouse or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by the Committee at such location.

     18.11 Communications from Employer or Committee. All notices, statements, reports and other communications from an Employer or any member of the Committee to any employee, Participant, Beneficiary, Surviving Spouse or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed by first-class mail, postage prepaid and addressed to, such employee, Participant, Surviving Spouse, Beneficiary or other person at his address last appearing on the records of the Committee, or when posted by the Employer or the Committed as permitted by law.

     18.12 Gender. Whenever used in the Plan, the masculine gender includes the feminine.

     18.13 Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

     18.14 Applicable Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the Act and the laws of the State of New York.

     18.15 Mistake of Fact. Notwithstanding any other provisions herein contained, if any contribution is made by a mistake of fact, such contribution shall upon the direction of the Committee, which shall be given in conformity with the provisions of the Act, be returned, without liability to any person.

     18.16 Qualification of Plan. Notwithstanding any other provisions herein contained, this Plan is entered into on the condition that the Plan and the Trust Agreement established hereunder shall be approved by the IRS as a qualified and exempt plan and trust under the provisions of the Code and Regulations so that contributions to the Trust may be deducted for Federal income tax purposes, within the limits of such Code and Regulations, and may be considered non-taxable to Participants when contributed. If such approval should be denied for any reason (including failure to comply with any conditions for such approval imposed by the IRS), contributions made after the execution of the Trust Agreement and prior to such denial and all assets in the Trust Fund shall be returned to the Company and/or the Employers (as specified by the Committee), without any liability to any person, within one year after the date of denial of such approval. For purposes of this Section 18.16, contributions shall include any Transfer Amount and any Shares acquired with an Exempt Loan.

     18.17 Deductibility of Contributions. Notwithstanding any other provisions herein contained, all contributions are hereby expressly conditioned upon their immediate deductibility under Section 404 of the Code and Regulations as if the Plan were qualified, and if the deduction for any contribution is disallowed in whole or in part, then such contribution (to the extent the deduction is disallowed) shall upon direction of the Committee, which shall be given in conformity with the provisions of the Act, be returned, without liability to any person, within one year after such disallowance.

     18.18 Expenses. The expenses of administering the Plan, including (a) the fees and expenses of any employee and of the Trustee for the performance of their duties under the Trust, (b) the expenses incurred by the members of the Committee in the performance of their duties under the Plan (including reasonable compensation for any legal counsel, certified public accountants and any agents and cost of services rendered in respect of the Plan), and (c) all other proper charges and disbursements of the Trustee or the members of the Committee (including settlements of claims or legal actions approved by attorneys for the Plan), are to be paid out of the Trust unless Employers pay such expenses directly in such proportions as shall be determined by the Committee. In estimating costs under the Plan, administrative costs may be anticipated.

     18.19 Voting Rights. All voting rights of Shares held by the Trust Fund shall be exercised by the Trustee as directed by the Committee or the Participants in accordance with the provisions of the Trust Agreement.

     18.20 Exclusive Benefit of Participants and Beneficiaries. In no event shall any part of the funds of the Plan be used for or diverted to any purposes other than for the exclusive benefit of Participants and their Beneficiaries under the Plan and defraying reasonable expenses of administering the Plan, except as provided in Sections 6.7, 15.4, 18.15, 18.16 and 18.17 or as otherwise permitted under the Code and the Act.

          Oneida Ltd. has caused this Plan to be signed by a duly authorized officer on this ______ day of December 2001.

                                ONEIDA LTD.


                                By:__________________________________

                                Title:_________________________________


STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF           )

     On this ____ day of December, 2001, before me personally came __________________, to me known, who being by me duly sworn, did depose and say that he/she resides in ______________________, that he/she is the _______________ of Oneida Ltd., the corporation described in and which executed the above instrument; and that he/she signed his/her name thereto by order of the Board of Directors of the corporation.


                                --------------------------------------
                                            Notary Public